Exhibit 99.1

IMPORTANT: You must read the following before continuing. The following disclaimer applies to the attached consent solicitation memorandum (the “Consent Solicitation Memorandum”), whether received by e-mail or otherwise received as a result of electronic communication and you are therefore required to read this page carefully before reading, accessing or making any other use of the attached Consent Solicitation Memorandum. By accepting the email to which this Consent Solicitation Memorandum was attached and by accessing or reading the attached Consent Solicitation Memorandum, you shall be deemed (in addition to giving the representations below) to agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from J.P. Morgan Securities plc (the “Solicitation Agent”) and/or Lucid Issuer Services Limited (the “Information and Tabulation Agent”) and/or O1 Properties Finance Plc (the “Issuer”) and/or O1 Properties Limited (the “Parent Guarantor”) as a result of such acceptance and access.

Confirmation of your representation: The attached Consent Solicitation Memorandum was sent at your request and, by accessing the Consent Solicitation Memorandum, you have (in addition to the above) represented to the Issuer, the Parent Guarantor, the Solicitation Agent and the Information and Tabulation Agent that:

(i)	you are a holder or a beneficial owner of the U.S.$350,000,000 8.25 per cent. Notes due 2021 issued by the Issuer (Regulation S Global Note ISIN: XS1495585355; Regulation S Global Note Common Code: 149558535; Rule 144A Global Note ISIN: US67110MAA53; Rule 144A Global Note Common Code: 149617256; Rule 144A Global Note CUSIP: 67110MAA5) (the “Notes”);

(ii)	you shall not pass on the attached Consent Solicitation Memorandum to third parties or otherwise make the attached Consent Solicitation Memorandum publicly available;

(iii)	you are not a person to or from whom it is unlawful to send the attached Consent Solicitation Memorandum or to solicit consents under the Consent Solicitation described herein under applicable law; and

(iv)	you consent to delivery of the attached Consent Solicitation Memorandum by electronic transmission.

Any materials relating to the Consent Solicitation (as defined herein) do not constitute, and may not be used in connection with, any form of offer or solicitation in any place where such offers or solicitations are not permitted by law. If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Solicitation Agent or one of its affiliates is not so licensed.

The distribution of the attached Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession the Consent Solicitation Memorandum comes are required by the Issuer, the Parent Guarantor, the Solicitation Agent and the Information and Tabulation Agent to inform themselves about, and to observe, any such restrictions.

This Consent Solicitation Memorandum has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Issuer, the Parent Guarantor, the Solicitation Agent, BNY Mellon Corporate Trustee Services Limited (the “Trustee”) and/or the Information and Tabulation Agent or any person who controls, or is a director, officer, employee, agent or affiliate of the Issuer, the Parent Guarantor, the Solicitation Agent, the Trustee and/or the Information and Tabulation Agent, accepts any liability or responsibility whatsoever in respect of any such alteration or change.

Noteholders participating in the Consent Solicitation shall carefully consider the risks inherent therein, including those set out in section “Risk Factors” in the Consent Solicitation Memorandum. Accordingly, prior to making a decision as to whether to participate in the Consent Solicitation, Noteholders should assess such risks carefully in light of their own financial circumstances and investment objectives.

You are otherwise reminded that the attached Consent Solicitation Memorandum has been delivered to you on the basis that you are a person into whose possession this Consent Solicitation Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver this Consent Solicitation Memorandum to any other person. If you have recently sold or otherwise transferred your entire holding of Notes, you should inform the Information and Tabulation Agent accordingly. The Consent Solicitation Memorandum should not be forwarded or distributed to any other person and should not be reproduced in any manner whatsoever.

The Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to the Consent Solicitation. If any Noteholder is in any doubt as to the action it should take, it is recommended to seek its own financial advice, including as to any tax consequences, from its stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if in the United Kingdom) or another appropriately authorised financial adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to participate in the Consent Solicitation.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in doubt about any aspect of these proposals and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent financial adviser. If you have recently sold or otherwise transferred your entire holding(s) of the Notes referred to below, you should inform the Information and Tabulation Agent accordingly.

Consent Solicitation Memorandum dated 10 December 2020

Proposals by
O1 Properties Finance Plc (the “Issuer”)
with respect to its U.S.$350,000,000 8.25 per cent. Notes due 2021 (the “Notes”)
(of which U.S.$ 350,000,000 is currently outstanding)
(Regulation S Global Note ISIN: XS1495585355; Regulation S Global Note Common Code: 149558535; Rule 144A Global Note ISIN: US67110MAA53; Rule 144A Global Note Common Code: 149617256; Rule 144A Global Note CUSIP: 67110M AA5)
issued by the Issuer and unconditionally and irrevocably guaranteed by O1 Properties Limited (the “Parent Guarantor”)

The Issuer (with the agreement of the Parent Guarantor) has convened a Meeting (as defined herein) of Noteholders (as defined herein) to consider and, if thought fit, pass the Extraordinary Resolution (as defined herein) which will provide for, inter alia, certain modifications to the terms and conditions of the Notes as set out in the Supplemental Trust Deed (as defined herein), as more fully described under “Proposals” below and on the terms of this consent solicitation memorandum (the “Consent Solicitation Memorandum”).

The notice (the “Notice of Meeting”) convening the Meeting to be held via teleconference (using a video enabled platform) at 4:00 p.m. (London time) on 6 January 2021, at which the Extraordinary Resolution to approve the proposals relating to the Notes as set out herein in the section entitled “Proposals” (the “Proposals”) and its implementation will be considered and, if thought fit, passed, was delivered on 10 December 2020 to the Clearing Systems (as defined herein) for communication to accountholders in accordance with the terms and conditions of the Notes. A copy of the form of the Notice of Meeting is set out in this Consent Solicitation Memorandum. See “Schedule 1 – Form of Notice of Meeting”.

In light of the ongoing developments in relation to the coronavirus disease (“COVID-19”), the Issuer believes it to be inadvisable to hold the Meeting at a physical location. Therefore, in accordance with the provisions of the Trust Deed further regulations regarding the holding of the Meeting will be prescribed providing that the Meeting (and any adjourned Meeting) will be held via teleconference (using a video enabled platform). Accordingly, the Meeting (and any adjourned Meeting) will not be convened at a physical location. In such circumstances, those Noteholders who have indicated that they wish to attend the Meeting will be provided with further details about attending the Meeting (and any adjourned Meeting) via teleconference (using a video enabled platform).

Noteholders are invited to vote in respect of the Extraordinary Resolution by (i) in respect of Noteholders holding Notes through Euroclear or Clearstream (each as defined herein), submitting a Consent Instruction (as defined herein) in respect of all or some of such Notes and (ii) in respect of Noteholders holding Notes through DTC (as defined herein), submitting a Form of Sub-Proxy (as defined herein) (the “Consent Solicitation”). In the case of Notes held through DTC, Forms of Sub-Proxy must be submitted directly to the Information and Tabulation Agent.

Subject to the passing of the Extraordinary Resolution and it becoming effective in accordance with its terms, the Issuer (or its nominee) will pay the Early Consent Fee (as defined herein) on the Payment Date (as defined herein) to each Noteholder who has delivered (and has not validly withdrawn or revoked) a Consent Instruction or a Form of Sub-Proxy (as applicable) voting in favour of the Extraordinary Resolution on or prior to the Early Consent Deadline (as defined herein).

Noteholders who submit Consent Instructions or Forms of Sub-Proxy in favour of the Extraordinary Resolution (as applicable) after the Early Consent Deadline will not be eligible to receive the Early Consent Fee. Noteholders will not be eligible to receive the Early Consent Fee if they vote against the Extraordinary Resolution, vote other than by delivery of a valid Consent Instruction or Form of Sub-Proxy (as applicable), if they vote after the Early Consent Deadline, if they do not vote at all, if they revoke their Consent Instruction or Form of Sub-Proxy (as applicable) or (in respect of Notes held in Euroclear or Clearstream only) unblock their Notes, if the Extraordinary Resolution is not passed at the Meeting or does not become effective in accordance with its terms or if, when submitting the Consent Instruction or Form of Sub-Proxy (as applicable), or such Noteholder is unable to make the representations set out in “Terms of the Consent Solicitation — The Consent Solicitation —paragraph 6(2).” The provisions of this paragraph are without prejudice to Noteholders’ rights under the Trust Deed (as defined herein) to attend and vote at any meeting of Noteholders or appoint or procure the appointment of a proxy or sub-proxy to do so in accordance with the provisions of the Trust Deed and the Notice of Meeting (as contained herein). Such Noteholders, however, will not be eligible to receive the Early Consent Fee. Procedures for voting in respect of the Extraordinary Resolution other than pursuant to a Consent Instruction or Form of Sub-Proxy are set out in Schedule 1 (Form of Notice of Meeting).

FEE	PAYMENT AMOUNT	DEADLINE*
Early Consent Fee	U.S.$ 50 per U.S.$1,000 in principal amount of Notes	4:00 p.m. London time on 29 December 2020

*	subject to time limits and procedures of Clearing Systems and/or intermediaries

THE CONSENT SOLICITATION WILL COMMENCE ON 10 DECEMBER 2020 AND WILL EXPIRE AT 4:00 P.M. (LONDON TIME) ON 4 JANUARY 2021 (BEING THE EXPIRATION TIME), UNLESS THE PERIOD FOR THE CONSENT SOLICITATION IS EXTENDED OR EARLIER TERMINATED BY THE ISSUER. THE EARLY CONSENT DEADLINE WILL BE 4:00 P.M. (LONDON TIME) ON 29 DECEMBER 2020.

IT IS A CONDITION OF THE ISSUER’S OBLIGATION TO PAY THE EARLY CONSENT FEE IN RESPECT OF NOTES SUBJECT TO A CONSENT INSTRUCTION OR A FORM OF SUB-PROXY (AS APPLICABLE) THAT THE EXTRAORDINARY RESOLUTION HAS BEEN PASSED AT THE MEETING AND HAS BECOME EFFECTIVE IN ACCORDANCE WITH ITS TERMS.

NOTEHOLDERS WISHING TO VOTE AT THE MEETING OUTSIDE OF THE TERMS OF THE CONSENT SOLICITATION MUST REQUEST TO DO SO BY 4:00 P.M. (LONDON TIME) ON 4 JANUARY 2021 IN ACCORDANCE WITH THE PROCEDURES SET OUT IN THE TRUST DEED AND THE NOTICE OF MEETING BUT WILL NOT BE ELIGIBLE TO RECEIVE THE EARLY CONSENT FEE NOTWITHSTANDING THAT THEY MAY VOTE IN FAVOUR OF THE EXTRAORDINARY RESOLUTION PURSUANT TO THE INSTRUCTIONS IN THE NOTICE OF MEETING.

The Issuer reserves the right, subject to applicable law and the provisions of Schedule 3 of the Trust Deed (as defined herein), at any time prior to the Expiration Time to amend the Early Consent Fee or to extend the Early Consent Deadline and/or the Expiration Time. The Issuer reserves the right, subject to the terms and conditions set out herein, to amend the Consent Solicitation in any respect or to terminate the Consent Solicitation by giving written notice of such amendment or termination to the Information and Tabulation Agent (as defined herein). The Issuer, may also, subject to applicable laws and the provisions of Schedule 3 of the Trust Deed, re-open the Consent Solicitation, following the expiry of the Consent Period, for such period(s) as it may in its discretion decide. Save as set out herein, Consent Instructions or Forms of Sub-Proxy (as applicable) submitted to the Information and Tabulation Agent before any new Consent Solicitation or amended Consent Solicitation is made will continue to be valid and binding following the new Consent Solicitation or amended Consent Solicitation. The Issuer will publicly announce any such extension, amendment, termination or re-opening in the manner described under paragraph 6(3) under the heading “Terms of the Consent Solicitation — Additional Terms of the Consent Solicitation” and under “Proposals Announcements.” This Consent Solicitation Memorandum contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if they wish to deliver a Consent Instruction or a Form of Sub-Proxy (as applicable).

Noteholders should note that Consent Instructions and Form of Sub-Proxy given in respect of the Meeting shall remain valid for any adjourned Meeting unless validly revoked (subject to provisions of the Trust Deed and in the limited circumstances permitted).

Unless otherwise defined herein or the context otherwise requires, capitalised expressions used in this Consent Solicitation Memorandum shall have the meanings set out under “Definitions” herein.

The Consent Solicitation is made in respect of securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the United States that are different from those of the United States. Financial statements prepared by the Parent Guarantor and its Subsidiaries (the “Group”) have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since each of the Issuer and the Parent Guarantor is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

In accordance with normal practice, BNY Mellon Corporate Trustee Services Limited as trustee for the Noteholders (the “Trustee”), J.P. Morgan Securities plc as solicitation agent (the “Solicitation Agent”) and Lucid Issuer Services Limited (the “Information and Tabulation Agent”) express no views or opinion on the merits or otherwise of the Consent Solicitation, the Proposals, the invitation to a Noteholder to vote in respect of the Extraordinary Resolution in respect of all or some only of its Notes (the “Invitation”) or the Extraordinary Resolution. The Trustee has authorised it to be stated that it has no objections to the Extraordinary Resolution being submitted to Noteholders for their consideration. The Trustee has not been involved in negotiating or formulating the terms of the Consent Solicitation, the Proposals or the Extraordinary Resolution. Neither the Trustee, the Principal Paying Agent, the Solicitation Agent nor the Information and Tabulation Agent make(s) any representation that all relevant information has been disclosed to the Noteholders in, or pursuant to, this Consent Solicitation Memorandum and/or the Notice of Meeting, nor do they accept any responsibility for the accuracy, completeness, validity or correctness of the statements made in this Consent Solicitation Memorandum, the Notice of Meeting or any other document prepared in connection with the Consent Solicitation or any omissions therefrom, including for any failure by the Issuer or the Parent Guarantor to disclose events that may have occurred and may affect the significance or accuracy of such information. None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Principal Paying Agent and the Trustee or any of their respective affiliates, directors, officers, employees or agents has made any recommendation or expressed any opinion as to whether to vote in respect of the Extraordinary Resolution. Each Noteholder shall make its own decision with regard to voting in respect of the Extraordinary Resolution based on its own due diligence of the business, financial position and prospects of the Issuer and the Parent Guarantor (including by reviewing the reports and presentations made available by the Parent Guarantor on its website: http://www.o1properties.ru/o1properties/investor-relations/reports-and-presentations/financial-reports/) and any independent financial, legal and tax advice that it has deemed necessary, including any financial, legal and tax advice on the merits and on the consequences of the Consent Solicitation, the Proposals, the Invitation or the Extraordinary Resolution.

The Solicitation Agent is J.P. Morgan Securities plc (Tel: +44 20 7134 2468; Email: em_europe_lm@jpmorgan.com).

Solicitation Agent
J.P. Morgan Securities plc

Beneficial Owners (as defined herein) who are not Direct Participants in Euroclear, Clearstream or DTC (each as defined herein) must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their Direct Participant in the relevant Clearing System through which they hold Notes to submit a Consent Instruction (with respect to Notes held in Euroclear or Clearstream) or a Form of Sub-Proxy (with respect to Notes held in DTC) on their behalf for receipt by the Information and Tabulation Agent on or prior to the Early Consent Deadline and in any event no later than 4:00 p.m. (London time) on 4 January 2021 (the “Expiration Time”). For Notes held through DTC, only Noteholders holding Notes as of the Record Date (as defined herein) are entitled to exercise voting rights with respect to the Proposals.

Beneficial Owners are urged to deliver valid Consent Instructions or Forms of Sub-Proxy (as applicable) on or prior to the Early Consent Deadline and in any event no later than the Expiration Time. Beneficial owners should familiarise themselves with the procedures of, and the deadlines imposed by, (i) with respect to Notes held in Euroclear and Clearstream, Euroclear or Clearstream (as applicable) and (ii) with respect to Notes held in DTC, the relevant Direct Participant of DTC and DTC.

A Beneficial Owner or any Direct Participant who is a Sanctions Restricted Person may not participate in the Consent Solicitation. No vote in respect of the Extraordinary Resolution pursuant to a Consent Instruction or a Form of Sub-Proxy (as applicable) submitted by a Sanctions Restricted Person will be accepted or counted and such Sanctions Restricted Person will not be eligible to receive the Early Consent Fee in any circumstances, notwithstanding the delivery (and non-withdrawal or revocation) of a Consent Instruction or Form of Sub-Proxy (as applicable) by it in respect of the relevant Extraordinary Resolution on or before the Early Consent Deadline.

A Noteholder who is a Sanctions Restricted Person may not attend and/or vote at the meeting outside the terms of the Consent Solicitation.

Beneficial Owners of Notes that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee or custodian should contact such entity sufficiently in advance of the Early Consent Deadline or the Expiration Time, as applicable, if they wish to vote in respect of the Extraordinary Resolution and, in the case of Notes held in Euroclear or Clearstream, procure that the Notes are blocked in accordance with the procedures of, and the deadlines imposed by, Euroclear or Clearstream (as applicable).

Upon receipt of a Consent Instruction or Form of Sub-Proxy (as applicable), that is not validly withdrawn or revoked, at any time prior to the Expiration Time, the Information and Tabulation Agent (or its nominees) shall be appointed as a proxy to vote at the Meeting (and any adjourned Meeting) in relation to the Extraordinary Resolution in respect of the votes attributable to all Notes which are the subject of the Consent Instruction (votes cast in favour of or against the Extraordinary Resolution) or Form of Sub-Proxy (votes cast in favour of or against the Extraordinary Resolution).

Noteholders wishing to vote at the Meeting by way of appointing a proxy or representative outside the Consent Solicitation, must do so by 4:00 p.m. (London time) on 4 January 2021 in accordance with the procedures set out in the Trust Deed and in the Notice of Meeting. In order to attend the Meeting, Noteholders must contact the Information and Tabulation Agent and follow the procedures set out herein.

Subject to applicable law and the provisions of Schedule 3 of the Trust Deed and subject also as provided herein, the Issuer may, at any time prior to the Expiration Time, in its discretion, amend, extend, terminate or re-open the Consent Solicitation in respect of the Notes (including, but not limited to, amendment of the Early Consent Fee).

The Issuer and the Parent Guarantor have confirmed to the Solicitation Agent that this Consent Solicitation Memorandum and information which is publicly disclosed by the Issuer and/or the Parent Guarantor (including information disclosed in reports and presentations published on the Parent Guarantor’s website: http://www.o1properties.ru/o1properties/investor-relations/reports-and-presentations/financial-reports/) contain all information which is material in the context of the Consent Solicitation and the Notes to enable Noteholders to make an informed assessment of the Invitation; such information is true and accurate and is not misleading in any material respect. Each of the Issuer and the Parent Guarantor accepts responsibility for the contents of this Consent Solicitation Memorandum.

None of the Solicitation Agent, the Information and Tabulation Agent or the Trustee (or their respective directors, officers, employees, agents or affiliates) makes any representations or recommendations whatsoever regarding this Consent Solicitation Memorandum, or any document prepared in connection with it, the Proposals, the Invitation, the Extraordinary Resolution or the Consent Solicitation.

The Solicitation Agent is appointed by the Issuer and the Parent Guarantor and the Information and Tabulation Agent is appointed by the Issuer and owes no duty to any Noteholder.

J.P. Morgan Securities plc, which is regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, has not made any recommendation or expressed any opinion in respect of the Consent Solicitation, the Invitation, the Proposals or whether to vote in respect of the Extraordinary Resolution and will not be responsible for giving advice or other investment services to any Noteholder in relation to the Consent Solicitation or the Proposals. The Solicitation Agent and/or its affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes.

If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by the Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer in such jurisdiction where they are so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Solicitation Agent or one of its affiliates are not so licensed.

Notwithstanding the Consent Solicitation, the Notes may continue to be traded, save that the Notes which are the subject of a Consent Instruction (or a vote otherwise given in accordance with the provisions of the Trust Deed) will be blocked by Euroclear or Clearstream (as applicable) in accordance with the Consent Instruction and the Trust Deed.

Noteholders with any questions on the Consent Solicitation or the Proposals may contact the Solicitation Agent for further information. Questions or request for assistance in connection with voting at the Meeting and/or delivery of Consent Instructions and/ or Forms of Sub-Proxy may be directed to Lucid Issuer Services Limited as the Information and Tabulation Agent.

The Information and Tabulation Agent is:

Lucid Issuer Services Limited

Tankerton Works
12 Argyle Walk
London WC1H 8HA
United Kingdom

Attention: Arlind Bytyqi

Telephone: +44 (0) 20 7704 0880

Email: O1properties@lucid-is.com

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IMPORTANT NOTICE

Each Noteholder should take their own independent financial, legal and tax advice and is solely responsible for making its own independent appraisal of all matters (including the Consent Solicitation, the Extraordinary Resolution, the Invitation and the Proposals including, without limitation, the tax consequences thereof for the Noteholder) as such Noteholder deems appropriate, and each Noteholder must make its own decision.

None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent and the Trustee or any of their respective affiliates, directors, officers, employees or agents has made any recommendation or expressed any opinion as to whether to vote in respect of the Extraordinary Resolution. Each Noteholder shall make its own decision with regard to voting in respect of the Extraordinary Resolution based on any independent financial, legal and tax advice that it has deemed necessary, including any financial, legal and tax advice on the merits and on the consequences of the Consent Solicitation, the Proposals, the Invitation or the Extraordinary Resolution.

The delivery of this Consent Solicitation Memorandum shall not, under any circumstances, create any implication that the information contained herein is correct and/or current as of any time subsequent to the date of this Consent Solicitation Memorandum.

Certain statements contained in this Consent Solicitation Memorandum that are not historical facts are “forward-looking” statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Issuer’s or the Parent Guarantor’s control and all of which are based on the Issuer’s or the Parent Guarantor’s current beliefs and expectations about future events. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “targets”, “believes”, “estimates”, “anticipates”, “expects”, “intends”, “may”, “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Consent Solicitation Memorandum and include statements regarding the intentions, beliefs or current expectations of the Issuer or the Parent Guarantor. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance. The Issuer’s or the Parent Guarantor’s actual performance, results of operations, financial condition and the development of their financing strategies may differ materially from the impression created by the forward-looking statements contained in this Consent Solicitation Memorandum.

This Consent Solicitation Memorandum includes certain non-IFRS measures which have not been subject to a financial review or audit. Such Non-IFRS measures may differ materially from similarly-titled measures used by other companies and therefore may not be directly comparable. In addition, certain financial information and operating data relating to the Group set out in this Consent Solicitation Memorandum has been based on management information and estimates which could be subject to change.

The Consent Solicitation is made in respect of securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the United States that are different from those of the United States. Financial statements prepared by the Group have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since each of the Issuer and the Parent Guarantor is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

INDICATIVE TIMETABLE

This is an indicative timetable showing one possible outcome for the timing of the Proposals, based on the dates printed in this Consent Solicitation Memorandum. This timetable is subject to change and dates and times may be extended, re-opened or amended in accordance with the terms of the Invitation, as described in this Consent Solicitation Memorandum. Accordingly, the actual timetable may differ significantly from the timetable below.

Event	Date	Description of Event
Launch Date	10 December 2020

Announcement of Consent Solicitation via RIS (as defined herein) and Notifying News Service (as defined herein).

Notice of Meeting given to Noteholders through the Clearing Systems.

Consent Solicitation Memorandum made available to Noteholders via the Information and Tabulation Agent (free of charge). All public documents (including the Trust Deed, the Agency Agreement, a draft of the Supplemental Trust Deed, a draft of the Supplemental Agency Agreement and a draft of the Escrow Termination Agreement, each as defined herein) will be made available to Noteholders for inspection via the Information and Tabulation Agent (free of charge) with effect from the launch date.

Record Date	28 December 2020	Record Date with respect to the Notes held through DTC. For Notes held through DTC, only Noteholders holding Notes as of the Record Date are entitled to exercise voting rights with respect to the Proposals.

Early Consent Deadline	4:00 p.m. (London time), 29 December 2020	Latest time and date for delivery of Consent Instructions or Forms of Sub-Proxy (as applicable) to the Information and Tabulation Agent for eligibility for payment of the Early Consent Fee. No Early Consent Fee shall be payable in respect of Consent Instructions or Forms of Sub-Proxy (as applicable) submitted or re-submitted by Noteholders and received by the Information and Tabulation Agent after the Early Consent Deadline.

Expiration Time	4:00 p.m. (London time), 4 January 2021

Latest time and date for delivery of Consent Instructions or Forms of Sub-Proxy (as applicable) to the Information and Tabulation Agent.

Latest time and date to appoint the Information and Tabulation Agent (or its nominees) as proxy to attend the Meeting and vote in respect of the Extraordinary Resolution or to appoint another proxy to attend and vote at the Meeting in accordance with the provisions of the Trust Deed and the Notice of Meeting (including with respect to a DTC Holder wishing to vote against the Extraordinary Resolution) outside the Consent Solicitation.

Latest time to request a voting certificate in order to be able to vote in person or appoint a proxy (other than the Information and Tabulation Agent or its nominee) to vote on your behalf.

Consent Instructions or Forms of Sub-Proxy (as applicable) received by the Information and Tabulation Agent after the Expiration Time will not count towards the voting at the Meeting and the Information and Tabulation Agent shall not be appointed as proxy for such Noteholders to attend the Meeting and to vote in respect of the Extraordinary Resolution in respect of Notes.

Noteholders Meeting	4:00 p.m. (London time), 6 January 2021	Time and date of the Meeting

Event	Date	Description of Event
Announcement of results	As soon as reasonably practicable after the Noteholders Meeting	Announcement of result of the Meeting or notice of adjournment of the Meeting, as the case may be.

Execution of Supplemental Trust Deed, Supplemental Agency Agreement and Escrow Termination Agreement	As soon as reasonably practicable after the Announcements of the results	Execution of the Supplemental Trust Deed, Supplemental Agency Agreement and Escrow Termination Agreement, if the Extraordinary Resolution has been passed by the Meeting and has become effective in accordance with its terms.

Payment Date	No later than fifteen Business Days following the passing of the Extraordinary Resolution and it becoming effective in accordance with its terms	If the Extraordinary Resolution is passed at the Meeting without the need to adjourn and becomes effective in accordance with its terms, the date on which the Early Consent Fee shall be paid. If the Meeting is adjourned, the Payment Date will also be postponed to a date within fifteen Business Days after such later date on which the Extraordinary Resolution is duly passed and becomes effective in accordance with its terms.

Noteholders are advised to check with the bank, securities broker, Clearing System or other intermediary through which they hold their Notes as to whether such intermediary applies different deadlines for any of the events specified above, and then to adhere to such deadlines if such deadlines are prior to the deadlines set out above.

All of the above dates are subject to earlier deadlines that may be specified by the Clearing Systems or any intermediary.

DEFINITIONS

In this Consent Solicitation Memorandum, the following words and expressions have, unless the context otherwise requires, the meanings set out opposite them below. Words and expressions not defined below have, unless the context otherwise requires, the meanings given to them in the Trust Deed.

“Agency Agreement”	the agency agreement dated 27 September 2016 among the Issuer, the Parent Guarantor, the Trustee and the Paying Agents named therein.

“Beneficial Owner”	a person who is the owner of a particular principal amount of the Notes, as shown in the records of the Clearing Systems or its Direct Participants, as applicable.

“Business Day”	a day (not being a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London, Moscow, Nicosia and New York City and on which Euroclear, Clearstream and DTC are operating.

“Clearing System”	Euroclear and/or Clearstream, Luxembourg and/or DTC.

“Clearstream, Luxembourg”	Clearstream Banking, S.A.

“Conditions”	the terms and conditions of the Notes contained in the Trust Deed.

“Consent Instruction”	in the case of Notes held through Euroclear and Clearstream, the electronic voting and blocking instruction to vote in favour of or against the Extraordinary Resolution and to block the relevant Notes in Euroclear or Clearstream (as applicable), given in such form as is specified by the Issuer and Euroclear or Clearstream (as applicable) from time to time, being initially as specified herein, which Consent Instruction must be delivered through Euroclear or Clearstream (as applicable) by a Direct Participant in accordance with the procedures of Euroclear or Clearstream (as applicable) instructing that the vote(s) attributable to the Notes the subject of such electronic voting and blocking instruction should be cast in respect of the Extraordinary Resolution, which instructions shall form part of a form of proxy to be issued by the Regulation S Registered Holder (as defined in the Notice of Meeting) appointing the Information and Tabulation Agent (or two employees nominated by it) as proxy in respect of the Notes in relation to the Meeting.

“Consent Period”	the period from, and including, the date of this Consent Solicitation Memorandum to, and including, the Expiration Time as such period may be extended by the Issuer, from time to time.

“Consent Solicitation”	the invitation to each of the Noteholders to vote in relation to the Extraordinary Resolution in respect of all or some only of their respective Notes by submitting a Consent Instruction or Forms of Sub-Proxy (as applicable) prior to the Expiration Time.

“Direct Participant”	each person shown in the records of a Clearing System as a holder of the Notes or an interest in the Notes.

“DTC Direct Participant”	a Direct Participant holding Notes through DTC.

“DTC”	The Depository Trust Company.

“Early Consent Deadline”	4:00 p.m. (London time) on 29 December 2020.

“Early Consent Fee”	U.S.$ 50 per U.S.$1,000 in principal amount of Notes.

“Euroclear”	Euroclear Bank SA/NV.

“Escrow Termination Agreement”	the escrow termination agreement between the Issuer, as the depositor, The Bank of New York Mellon, London Branch, as the escrow agent, and the Trustee substantially in the form set out in Schedule 5 to this Consent Solicitation Memorandum, proposed to be executed in the event the Extraordinary Resolution is duly passed and becomes effective in accordance with its terms in order to effect the Extraordinary Resolution.

“Expiration Time”	4:00 p.m. (London time) on 4 January 2021.

“Extraordinary Resolution”	the extraordinary resolution to be proposed at a Meeting of Noteholders as further described under the heading “Proposals — Extraordinary Resolution” and which is to be proposed at, considered and voted upon at the Meeting (as set out in the Notice of Meeting).

“Form of Sub-Proxy”	a properly completed form of sub-proxy (in the form attached as Schedule 2) signed by or on behalf of a Noteholder who is shown in the records of Cede & Co. or DTC as a DTC Direct Participant at the Record Date in relation to such Notes to procure that the votes attributable to such Notes should be cast at the Meeting in respect of the Extraordinary Resolution, and delivered by the relevant DTC Direct Participant to the Information and Tabulation Agent at its address, e-mail address or facsimile number set forth in Schedule 2, which sub-proxy shall appoint two employees of the Information and Tabulation Agent (nominated by it) as sub-proxy in respect of the Notes in relation to the Meeting.

“Global Notes”	The Regulation S Global Note and the Rule 144A Global Note.

“Information and Tabulation Agent”	Lucid Issuer Services Limited.

“Invitation”	the invitation to a Noteholder to vote in respect of the Extraordinary Resolution in respect of all or some only of its Notes.

“Issuer”	O1 Properties Finance Plc, a public company with limited liability incorporated under the laws of Cyprus, with its registered office at 18 Spyrou Kyprianou, 2nd Floor, 1075, Nicosia, Cyprus.

“Meeting”	the meeting of the Noteholders to consider and, if thought fit, pass the Extraordinary Resolution as described under the heading “Proposals” and any adjournment thereof.

“Noteholder”	unless the context otherwise requires, references in this Consent Solicitation Memorandum to a “Noteholder” or “holder of Notes” include (i) each person who is shown in the records of a Clearing System as a holder of the Notes (also referred to as “Direct Participants” and each a “Direct Participant”) (except that one Clearing System shall not be treated as the holder of Notes held in the account of another Clearing System when holding on behalf of the first Clearing System’s accountholders) and (ii) each Beneficial Owner of Notes.

“Notes”	U.S.$350,000,000 8.25 per cent. Notes due 2021 issued by the Issuer and unconditionally and irrevocably guaranteed by the Parent Guarantor (Regulation S Global Note ISIN: XS1495585355; Regulation S Global Note Common Code: 149558535; Rule 144A Global Note ISIN: US67110MAA53; Rule 144A Global Note Common Code: 149617256; Rule 144A Global Note CUSIP: 67110MAA5).

“Notice of Meeting”	the notice of Meeting of holders of Notes in the form set out in “Form of Notice of Meeting” in Schedule 1 hereto.

“Notifying News Service”	a recognised financial news service or services (including, without limitation, Reuters/Bloomberg) as selected by the Issuer.

“Omnibus Proxy”	an omnibus proxy pursuant to which DTC will appoint the DTC Direct Participants on the Record Date as its sub-proxies in respect to the principal amount of the Notes shown on its records as being held by them on the Record Date. For Notes held in DTC, only Noteholders holding Notes as of the Record Date are entitled to exercise voting rights with respect to the Extraordinary Resolution.

“Paying Agent”	the Principal Paying Agent or The Bank of New York Mellon or The Bank of New York Mellon (Luxembourg) S.A.

“Payment Date”	the date on which the Issuer (or its nominee) pays the Early Consent Fee, which date shall be no later than the fifteenth Business Day following the passing of the Extraordinary Resolution and it becoming effective in accordance with its terms, subject to the rights of the Issuer, to re-open, extend, decline and/or amend the Consent Solicitation pursuant to paragraph 4 under the heading “Terms of the Consent Solicitation”.

“Parent Guarantor”	O1 Properties Limited, a private company limited by shares, incorporated under the laws of Cyprus with its registered office at 18 Spyrou Kyprianou, 2nd Floor, 1075, Nicosia, Cyprus.

“Principal Paying Agent”	The Bank of New York Mellon, London Branch.
“Proposals”	the proposals relating to the Notes as set out herein in the section entitled “Proposals”.

“Record Date”	28 December 2020 being the record date in respect of the Notes held through DTC. For Notes held in DTC, only Noteholders holding Notes as of the Record Date are entitled to exercise voting rights with respect to the Extraordinary Resolution.

“Registrar”	The Bank of New York Mellon (Luxembourg) S.A.

“Regulation S Global Note”	the Regulation S global note registered in the name of The Bank of New York Depository (Nominees) Limited as the nominee of The Bank of New York Mellon, London Branch as common depository for Euroclear and Clearstream, in respect of the Notes.

“RIS”	a Regulatory Information Service that is provided by or approved for use by the regulated market of the Euronext Dublin, failing which an alternative service selected by the Issuer.

“RUB” or “Rouble”	the lawful currency of the Russian Federation.

“Rule 144A Global Note”	the Rule 144A global note registered in the name of Cede & Co. as a nominee of DTC, in respect of the Notes.

“Sanctions Authority”

means:

(a)       the Security Council of the United Nations; and

(b)       the respective governmental institutions and agencies of the United States, the United Kingdom, the European Union or a member state of the European Union including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty’s Treasury, or

(c)       any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions.

“Sanctions Restricted Person”

means an individual or entity (a “Person”):

(a)       that is, or (to the extent ownership or control subjects such Person to the relevant sanctions under applicable law or regulatory guidance) is owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx) or (b) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://data.europa.eu/euodp/data/dataset/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions); or

(b)       that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of their inclusion in: (i) the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/ssi_list.aspx) (the “SSI List”), (ii) Annexes III, IV, V and VI of Council Regulation No.833/2014, as amended by Council Regulation No.960/2014 (the “EU Annexes”), or (iii) any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes.

“Schedule 3 of the Trust Deed”	the meeting provisions set out in Schedule 3 of the Trust Deed.

“Solicitation Agency Agreement”	the solicitation agency agreement dated on or about the date of this Consent Solicitation Memorandum among the Solicitation Agent, the Parent Guarantor and the Issuer.

“Solicitation Agent”	J.P. Morgan Securities plc.

“Subsidiary”	of any specified person means any corporation, partnership, joint venture, association or other business or entity, whether now existing or hereafter organised or acquired, (a) which is controlled directly or indirectly by such person; and/or (b) which is beneficially owned directly or indirectly for more than 50 per cent. of the issued share capital or similar right of ownership by such person; and/or (c) of which more than 50 per cent. of the total voting power of the voting stock is held by such person and/or any Subsidiaries of such person; and/or (d) and which in each case is required under IFRS to be consolidated in the financial statements of such person prepared in accordance with IFRS.

“Supplemental Trust Deed”	the supplemental trust deed between the Issuer, the Parent Guarantor and the Trustee, substantially in the form set out in Schedule 4 to this Consent Solicitation Memorandum, proposed to be executed in the event the Extraordinary Resolution is duly passed and becomes effective in accordance with its terms in order to supplement the Trust Deed to effect the Extraordinary Resolution.

“Tabulation Agreement”	the tabulation agreement dated on or about the date of this Consent Solicitation Memorandum between the Information and Tabulation Agent and the Issuer.

“Trust Deed”	the trust deed constituting the Notes dated 27 September 2016 among the Issuer, the Parent Guarantor and the Trustee (as supplemented by a supplemental trust deed dated 18 March 2019).

“Trustee”	BNY Mellon Corporate Trustee Services Limited.

“U.S.$”	the lawful currency of the United States of America.

PROPOSALS

Background to the Proposals

Introduction

In the last few years, the Russian office real estate market has been adversely affected by a combination of negative factors, including the stagnation and contraction of the economy, volatility of oil prices, continuous depreciation of the Rouble and the exit from, or curtailing of operations in, the Russian market by a number of multinational companies and financial institutions that leased significant volumes of Class A and A+ office space.

These factors were further exacerbated by the outbreak of COVID-19 in early 2020 and a sharp reduction of oil prices that was caused by the collapse of the OPEC+ deal, both of which have led to a further depreciation of the Rouble by approximately 30 per cent. (which, in March 2020, resulted in the Rouble reaching its lowest level since January 2016) and overall unprecedented business turmoil.

The COVID-19 pandemic had a particularly devastating effect on the Russian office real estate market through a combination of decreased demand as a result of the introduction of lockdown and remote or hybrid working arrangements and the decrease in tenants revenues due to further economic downturn and depreciation of the Rouble.

In particular, in response to the pandemic, the Russian authorities have introduced a number of measures which had a negative impact on the office real estate market, including those that allowed eligible tenants to reduce or defer rental payment and pay the deferred amounts in instalments starting from 2021. However, the measures did not include any meaningful compensation to real estate companies which could cover the resulting losses. In addition, in an attempt to curtail the COVID-19 pandemic, the Moscow authorities have introduced mandatory remote working regime for a significant number of Moscow employers which lasted for several months and resulted in a large number of office tenants not using their office space. Following the removal of travel and other restrictions, the number of COVID-19 cases has been steadily rising since late September 2020 (commonly referred to as the second wave of the pandemic) and authorities have been reintroducing certain restrictions in seeking to control the spread of the pandemic. Accordingly, should the current growth rate of COVID-19 cases continue, it could lead to a new set of lockdown restrictions being introduced in Moscow.

In addition to the immediate effect discussed above, the COVID-19 pandemic is also likely to have long-term consequences for the office real estate market. In particular, during the COVID-19 pandemic, it has become evident that tenants’ approach to leasing office space is shifting towards having more employees working from home or on the basis of hybrid working arrangements. Should this trend continue, it is likely to reduce the demand for office space further and create additional pressure on rental rates.

Impact on the Group and the market in which it operates

As the Group is one of the leading players in the Russian office real estate market, it is particularly vulnerable to the effects of the negative economic and social trends described above and the onslaught of the COVID-19 pandemic.

In particular, a number of tenants of the Group have had and/or continue having difficulties with making their rent payments when they fall due (including as a result of the reduction in their respective revenues due to the COVID-19 pandemic) and have initiated discussions aimed at the redenomination of rental payments into Roubles, deferral of or decrease in rent payment, reduction of rental space or, in some circumstances, served notices of termination or decided not to prolong their leases. In addition, a number of tenants were unable to make the rental payments when due. Although the situation continues to develop, the Group expects that a substantial portion of the rental payments that the Group has agreed to defer would have to be written off by the end of 2020.

This, in turn, had the following adverse consequences on the Group’s financial and operational results:

●	a significant reduction of the Group’s collected net rental income (by approximately 20 per cent. year-on-year). The Group also expects that, in the short term, its net rental income in Roubles could experience a further significant decrease due to potential rent concessions by the Group;

●	a reduction of the average effective rental rate for the Group’s office premises in U.S.$ terms as at 30 September 2020 by approximately 16 per cent. as compared to 31 December 2019;

●	an increase in the share of Group’s RUB-denominated leases from 71 per cent. as at 31 December 2019 to 78 per cent. as at 30 September 2020;

●	a sharp decrease of the gross asset value of the Group’s real estate portfolio in U.S.$ terms as at 30 June 2020 compared to 31 December 2019 due to the rapid depreciation of the Rouble (the U.S.$ to RUB exchange rate, as quoted by the Central Bank of Russia, increased from RUB 61.91 per U.S.$ 1 as at 31 December 2019 to RUB 69.95 per U.S.$ 1 as at 30 June 2020). Since 2015, the gross asset value of the Group’s real estate portfolio has decreased by approximately a quarter due to the decrease of the rental rates in U.S.$ terms. The devaluation of the Group’s real estate portfolio resulted in the Group’s total equity as at 30 June 2020 being negative for the first time in the Group’s history. Taking into account the likelihood of a second wave of COVID-19 and the continuing depreciation of the Rouble, the Group believes that it is unlikely that the gross asset value of the Group’s real estate portfolio would demonstrate any significant growth in the near future;

●	as noted above, in addition to the renegotiation of lease terms with certain tenants, as at 30 September 2020, the Group has also received termination notices from some of its tenants. Assuming the relevant leases are terminated, the vacancy rate of the Group’s premises, which according to the Group’s estimates was approximately 7 per cent. as at 30 September 2020, could experience a fairly significant increase in the medium term which, together with potential rent concessions, could result in a further significant decrease in the Group’s net rental income in Rouble terms;

●	the concerns around COVID-19 and the resulting market uncertainty have also affected the maturity profile of the Group’s leases and caused a number of tenants either being reluctant to extend their leases or considering terminating them early. This, in its turn, has led to the weighted average unexpired lease term as at 30 September 2020 being around 3.0 which reflects about a 0.3 year decrease year-on-year; and

●	as at 30 June 2020, the Group had very limited headroom under debt service coverage ratio covenant and/or loan-to-value covenant under most of its senior loans which restricts the Group’s operational flexibility.

Furthermore, in light of the economic contraction and the downward trend in the gross asset value of properties, the Group believes that there is currently limited liquidity in the office real estate market in Moscow with acquisitions and disposals of premises being rare and few in number.

The combination of the temporary liquidity shortfall the Group experienced in the second half of 2019 and the factors discussed above resulted in the Group’s cash position being insufficient and has caused consequential difficulties for the Group in servicing its indebtedness in late 2019 and 2020, which included the non-payment of interest that fell due with respect to the Group’s mezzanine loan and deferral of some of the payments under certain other Group’s credit facilities.

In particular, the above factors resulted in the Issuer being unable to accumulate sufficient funds to:

1.	deposit the relevant amounts to the Service Account in accordance with Condition 4.17 in order to make the interest payment due on 27 March 2020 and 27 September 2020 (“2020 Interest”); and

2.	pay the 2020 Interest.

As a result of the above, the Issuer was unable to comply with its deposit obligations and was not in a position to make the payment of the 2020 Interest, which constitute Events of Default.

In line with the strategy to reduce FX exposure, in June-July 2020, the Group implemented the restructuring of its mezzanine loan by refinancing the USD-denominated mezzanine loan with RUB-denominated loans which allowed the Group to achieve lower average interest rate and agree an economic haircut of approximately 15 per cent. In addition, in order to maintain sustainability of its debt portfolio, the Group has agreed with its senior lenders to defer a portion of interest payments and all amortisation payments which were originally due to be made in 2020 with the relevant payments to commence in 2021. This deferral, while providing certain flexibility during the COVID-19 pandemic, is expected to result in additional pressure on the Group’s cash flows in 2021. The restructuring of the mezzanine loan and the senior loans has also changed the maturity profile of the Group’s loan portfolio with the repayment of a number of loans being shifted to 2023 and 2026. In addition to the optimisation of the loan portfolio, the Group is currently seeking to implement a restructuring of the RUB-denominated local bond issuance.

In light of the negative economic outlook and the uncertain effects of the second wave of the COVID-19 pandemic, the Group considers that its current debt service levels under the Notes are not sustainable.

For additional information on the Group’s financial position and results of operation as of and for the six months ended 30 June 2020 please refer to the Group’s IFRS financial statements as at and for the six months ended 30 June 2020 available at http://www.o1properties.ru/pdf/o1-properties-hy2020.pdf and the Group’s investor presentation on financial and operational results available at http://www.o1properties.ru/pdf/investor-presentation-october-2020.pdf.

Save as disclosed in this Consent Solicitation Memorandum or in the reports and presentations referred to herein, there has been no material change in the financial or operational results of the Group since 30 June 2020.

Summary of the Proposals

In light of the above, the Issuer is seeking to convene the Meeting for the purposes of passing the Extraordinary Resolution in order to approve certain modifications to the terms of the Notes and to grant certain waivers as set out in more detail below.

Modifications

The Issuer is seeking Noteholders’ approval to implement the following modifications to the terms of the Notes:

●	extending the maturity date of the Notes from 27 September 2021 to 27 September 2028;

●	changing the interest rate from 8.25 per cent. to 0.5 per cent. per annum;

●	modifying the calculation of the amounts payable under the Notes (including, without limitation, principal and interest) whereby all payments will continue to be made in U.S.$, however, the actual amount payable will be determined by the Issuer (acting in good faith) on the basis of the following formula (thus, effectively converting the Notes into a Rouble instrument payable in U.S.$):

AP = AD * (58.0 / FxR), where:

“AP” means the amount payable by the Issuer in U.S.$ rounded upwards to the nearest cent.;

“AD” means the amount due to be paid by the Issuer in U.S.$ on the relevant payment date in accordance with the Conditions; and

“FxR” means the exchange rate of U.S.$1 to Rouble in effect on the fourth Business Day (as defined in the Conditions) prior to the date on which the relevant payment in respect of the Notes becomes due, as set by the Central Bank of Russia and published on its website (https://www.cbr.ru/) or otherwise made available through the official exchange rate disclosure facilities used by the Central Bank of Russia from time to time.

Accordingly, by way of an example:

o	if the amount due is U.S.$ 1,000 and the exchange rate of U.S.$1 to Rouble in effect on the fourth Business Day (as defined in the Conditions) prior to the date on which the relevant payment in respect of the Notes becomes due, as set by the Central Bank of Russia, is 80.0, the amount payable will be U.S.$ 725 calculated as follows:

U.S.$ 725 = U.S.$ 1,000 * (58.0 / 80.0).

o	if the amount due is U.S.$ 1,000 and the exchange rate of U.S.$1 to Rouble in effect on the fourth Business Day (as defined in the Conditions) prior to the date on which the relevant payment in respect of the Notes becomes due, as set by the Central Bank of Russia, is 40.0, the amount payable will be U.S.$ 1,450 calculated as follows:

U.S.$ 1,450 = U.S.$ 1,000 * (58.0 / 40.0).

●	removing the Change of Control put option (including the definition of “Permitted Holders”) and an obligation to maintain a debt service account;

●	implementing certain other amendments to the Conditions, including the following:

o	relaxing the restricted payments covenant by removing a requirement that any Restricted Payment, other than a Restricted Investment, could only be made, and that the U.S.$ 35 million per calendar year general restricted payment basket could only be utilised, during a Rating Period;

o	loosening the ratios set out below as follows:

■	the Fixed Charge Coverage Ratio from the current minimum level of 1.70x to 1.20x;

■	the Senior Net LTV Ratio from the current maximum level of 0.50x to 0.90x; and

■	the Secured Net LTV Ratio from the current maximum level of 0.50x to 0.70x;

As at 30 June 2020, the Fixed Charge Coverage Ratio, Senior Net LTV Ratio and Secured Net LTV Ratio were 3.0x, 0.93x and 0.68x, respectively1;

1	The Fixed Charge Coverage Ratio as at 30 June 2020 exceeded the minimum level of 1.70x set under Condition 4.2.1 due to (i) the interest payment under the Notes due on 27 March 2020 not having been made; (ii) the deferral of some of the interest payments under certain credit facilities of the Group; and (iii) the calculation of the Fixed Charge Coverage Ratio being made on the basis of accrued net rental income which does not take into account any failure by the Group’s tenants to pay rent when due.

o	relaxing the U.S.$ 200 million credit facilities basket and U.S.$ 100 million / 3 per cent. Consolidated Total Assets basket, in each case, by removing the proviso that they could only be utilised for refinancing of indebtedness incurred in reliance on these baskets or incurrence of Purchase Money Indebtedness;

o	removing the requirement for any Asset Sale in excess of U.S.$ 25 million to be approved by a majority of Independent Directors; and

o	expanding the definition of “Permitted Liens” to exempt any liens in existence prior to the Effective Date and cross-collateral liens,

all as described in more detail in Schedule 3 and set out in the form of the Supplemental Trust Deed attached as Schedule 4 hereto.

Waivers

In addition, the Issuer is seeking Noteholders’ consent to grant a waiver in relation to:

●	the breach of Condition 5 arising as a result of the failure by the Issuer to pay the 2020 Interest;

●	the breach of the provisions of Condition 4.17 arising as a result of the delay or failure by the Issuer to comply with the monthly deposit obligations to the Service Account and to deliver copies of the bank statement evidencing the balance of the Service Account to the Trustee, in each case where such breaches took place since October 2019;

●	the breach of Condition 4.12.1 arising as a result of the delay by the Parent Guarantor in providing to the Trustee and publishing on its website of the audited consolidated financial statements of the Group as at and for the year ended 31 December 2019 and the unaudited condensed consolidated financial statements of the Group as at and for the six months ended 30 June 2020. The delay in the delivery of the financial statements was primarily attributable to additional time required to conduct audit and review procedures in light of the COVID-19 pandemic and the default in payment of the 2020 Interest; and

●	any breach or alleged breach of Condition 4.3 resulting from the creation of security in the context of financing arrangements with the aggregate principal amount of approximately RUB 8 billion by the Parent Guarantor and/or its Subsidiaries, including by LOMNIA SERVICES LIMITED, GOLDSTYLE HOLDINGS LIMITED, BUSINESS CENTER STANISLAVSKY (CYPRUS) LIMITED, MERVITA HOLDINGS LIMITED, PIANCONERO INVESTMENTS LIMITED, TZORTIS LIMITED, OOO KVARTAL 674-675, Levium Limited and RATADO HOLDING LIMITED, in the form of mortgage of non-residential buildings, mortgage of lease rights with respect to land plots, pledge of bank accounts and other forms of security. These breaches or alleged breaches were largely attributable to the creation of cross-collateral by Subsidiaries of the Parent Guarantor in the context of the Group’s refinancing transactions, which, however, did not increase the Group’s leverage levels. Assuming that the Proposal is accepted by the Noteholders, with effect from the Effective Date, the creation of cross-collateral will be exempt from the restrictions set out in Condition 4.3 by virtue of limb (ff) of the definition of “Permitted Liens”, including, in each case, any failure or delay by the Issuer or the Parent Guarantor to notify the Trustee and/or the Escrow Agent of the occurrence of the above breaches.

In light of the above modifications and waivers, the Issuer is also seeking Noteholders’ consent to introduce consequential changes to the Agency Agreement and terminate the Escrow Agreement as set out in Schedule 5 and Schedule 6 hereto.

Objective of the Proposals

The Group’s management believes that the proposed modifications to the terms of the Notes would allow the Group to maintain its solvency against the backdrop of market contraction and the ongoing Rouble depreciation and would enable the Group to generate sufficient cash to meet its payment obligations under the Notes as they fall due. In addition, while the Group’s management is not aware of any particular plans or arrangements which could result in a Change of Control over the Parent Guarantor, the Issuer is seeking to remove the Noteholders’ put option upon occurrence of a Change of Control over the Parent Guarantor to provide the Parent Guarantor’s shareholders with additional flexibility in the context of any potential acquisition of a controlling stake in the Parent Guarantor in the future.

The proposed modifications and waivers, if approved, will be implemented by way of executing the following documents:

●	the Supplemental Trust Deed, substantially in the form set out in Schedule 4 hereto;

●	the Supplemental Agency Agreement, substantially in the form set out in Schedule 5 hereto; and

●	the Escrow Termination Agreement, substantially in the form set out in Schedule 6 hereto.

Consent Solicitation

The terms and conditions of the Consent Solicitation are described below under the heading “Terms of the Consent Solicitation”.

Subject to the passing of the Extraordinary Resolution, such Extraordinary Resolution becoming effective in accordance with its terms and the satisfaction of other conditions set out in this Consent Solicitation Memorandum, the Issuer (or its nominee) will pay the Early Consent Fee on the Payment Date to each Noteholder who has delivered (and has not validly withdrawn or revoked) a Consent Instruction or a Form of Sub-Proxy (as applicable) voting in favour of the Extraordinary Resolution on or prior to the Early Consent Deadline.

For the avoidance of doubt, Noteholders will not be eligible to receive the Early Consent Fee if they vote against the Proposals, vote other than by delivery of a valid Consent Instruction or Form of Sub-Proxy (as applicable), vote after the Early Consent Deadline, if they do not vote at all, if they revoke their Consent Instruction or Forms of Sub-Proxy (as applicable) or (in respect of Notes held in Euroclear or Clearstream only) unblock their Notes, if the Extraordinary Resolution is not passed at the Meeting or does not become effective in accordance with its terms or if, by submitting the Consent Instruction or Form of Sub-Proxy (as applicable), such Noteholder is unable to make the representations set out in “Terms of the Consent Solicitation — The Consent Solicitation — paragraph 6(2)”.

The submission by a Noteholder of a Consent Instruction or Form of Sub-Proxy (as applicable) will, if not validly withdrawn or revoked, automatically appoint the Information and Tabulation Agent (or two of its employees nominated by it) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in respect of the Extraordinary Resolution in respect of the Notes which are the subject of the relevant Consent Instruction (votes cast in favour of or against the Extraordinary Resolution) or Form of Sub-Proxy (votes cast in favour of or against the Extraordinary Resolution).

Noteholders wishing to vote at the Meeting by way of appointing a proxy or representative outside the Consent Solicitation, must do so by 4:00 p.m. (London time) on 4 January 2021 in accordance with the procedures set out in the Trust Deed and in the Notice of Meeting. In order to attend the Meeting, Noteholders must contact the Information and Tabulation Agent and follow the procedures set out herein.

A Noteholder holding the Notes through Euroclear or Clearstream, when submitting a Consent Instruction must also procure that Euroclear or Clearstream (as applicable) blocks the Notes which are the subject of such Consent Instruction, so that no transfers may be effected in relation to such blocked Notes at any time after the date of submission of such Consent Instruction in accordance with the requirements of, and the deadlines required by, Euroclear or Clearstream (as applicable).

By blocking such Notes in Euroclear or Clearstream (as applicable), each Noteholder (including each Direct Participant and each Beneficial Owner) shall be deemed to consent to have Euroclear or Clearstream (as applicable) provide details concerning such Direct Participant’s identity to the Information and Tabulation Agent, the Issuer, the Parent Guarantor, the Solicitation Agent and their respective legal advisers.

With respect to Beneficial Owners holding Notes as, or through, Direct Participants of Euroclear or Clearstream, the Early Consent Fee shall be paid to the account of the relevant Direct Participant in Euroclear or Clearstream. With respect to Beneficial Owners holding Notes as, or through, DTC Direct Participants the Early Consent Fee shall be paid by the Information and Tabulation Agent to the account of the relevant Direct Participant in DTC.

Inspection

A copy of the following documents will be available for inspection during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) in electronic form upon request to the Information and Tabulation Agent’s e-mail address indicated at the back of this Consent Solicitation Memorandum from the date of this Consent Solicitation Memorandum up to and including the date of the Meeting (until 15 minutes prior thereto):

●	the Trust Deed (including the supplemental trust deed dated 18 March 2019);

●	the Agency Agreement;

●	a draft of the Supplemental Trust Deed;

●	a draft of the Supplemental Agency Agreement; and

●	a draft of the Escrow Termination Agreement.

The Extraordinary Resolution contains customary protections for the Trustee in relation to the proposed waivers and modifications, its consent thereto and their implementation.

Announcements

Unless stated otherwise, all announcements will be made by the Issuer by (i) the issue of a press release to a Notifying News Service, (ii) notices delivered to the Clearing Systems for communication to Direct Participants and (iii) delivery of a notice via RIS. Significant delays may be experienced in respect of notices delivered to the Clearing Systems and Noteholders are urged, therefore, to contact the Solicitation Agent or the Information and Tabulation Agent for the relevant announcements during the course of the Consent Solicitation, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Meeting

The form of Notice of Meeting is set out in Schedule 1 hereto. Unless otherwise prescribed by the Trustee as set out herein, the Meeting will be held via teleconference (using a video enabled platform) on 6 January 2021 at 4:00 p.m. London time. The Notice of Meeting will be delivered to all Noteholders via Euroclear, Clearstream or DTC in accordance with the Conditions.

The submission by a Noteholder of a Consent Instruction or Form of Sub-Proxy (as applicable), which is not validly withdrawn or revoked, will automatically appoint the Information and Tabulation Agent (or two of its employees nominated by it) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in respect of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction or Form of Sub-Proxy (as applicable). A form of the sub-proxy is set out in Schedule 2 of this Consent Solicitation Memorandum.

Noteholders wishing to vote at the Meeting by way of appointing a proxy or representative outside the Consent Solicitation, must do so by 4:00 p.m. (London time) on 4 January 2021 in accordance with the procedures set out in the Trust Deed and in the Notice of Meeting.

The quorum for the Meeting at which the Extraordinary Resolution is to be considered will be two or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate, two-thirds in principal amount of the Notes for the time being outstanding, or at any adjourned meeting, two or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate, not less than 25 per cent. of the principal amount of the Notes for the time being outstanding.

For the Extraordinary Resolution to be duly passed, it must be passed at a quorate meeting of the Noteholders duly convened and held in accordance with the provisions of Schedule 3 of the Trust Deed by the affirmative vote of holders of outstanding Notes present in person or represented by proxy or representative owning in the aggregate not less than two-thirds in principal amount of the outstanding Notes owned by the Noteholders who are so present or represented at the Meeting. The effectiveness of the Extraordinary Resolution is conditional upon the Holders of at least the majority in principal amount of the Notes having voted in favour of the Extraordinary Resolution in accordance with the provisions of Schedule 3 of the Trust Deed.

RISK FACTORS

Before making a decision with respect to the Proposals, the Noteholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following:

Blocking of Notes held through Euroclear and/or Clearstream

With respect to Notes held in Euroclear or Clearstream, following the submission of a Consent Instruction, the Notes which are the subject of such Consent Instruction will be blocked from trading by the relevant Clearing System until the earliest of a date promptly following the Meeting (and any adjourned Meeting) and the date upon which a Noteholder becomes entitled to withdraw, and does withdraw, its vote in respect of the Extraordinary Resolution, in the circumstances set out under the heading “Terms of the Consent Solicitation – Consent Instructions” below.

Responsibility to Consult Advisers

Each Noteholder should consult its own accounting, financial and legal advisers regarding the suitability of participating in the Consent Solicitation. Each Noteholder must determine, based on its own independent review and such professional advice as it deems appropriate under the circumstances, that participation in the Consent Solicitation is fully consistent with its objectives and condition, complies and is fully consistent with all internal policies, guidelines and restrictions applicable to it and is a fit, proper and suitable action for it. Noteholders may not rely on the Issuer, the Parent Guarantor, the Solicitation Agent, the Trustee or the Information and Tabulation Agent or any of their respective affiliates in connection with the determination as to the legality of its participation in the Consent Solicitation or as to the other matters referred to above.

Responsibility for Complying with the Procedures of the Invitation

Noteholders are solely responsible for complying with all of the procedures for submitting Consent Instructions or Forms of Sub-Proxy (as applicable). None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Trustee or the Information and Tabulation Agent assumes any responsibility for informing Noteholders of irregularities with respect to Consent Instructions or Forms of Sub-Proxy.

Responsibility for Information Relating to the Issuer, the Parent Guarantor and the Notes

Noteholders are responsible for independently investigating the position of the Issuer and the Parent Guarantor and the nature of the Notes. None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Trustee or the Information and Tabulation Agent assumes any responsibility for informing Noteholders as to the position of the Issuer or the Parent Guarantor, the nature of the Notes and/or the effects of the Proposals in connection with this Consent Solicitation Memorandum.

If the Extraordinary Resolution is passed at the Meeting and becomes effective, the terms of the Notes will be substantially revised

As noted in section “Proposals”, if the Extraordinary Resolution is passed at the Meeting and becomes effective, the terms of the Notes will be substantially revised, including to reflect the following:

●	extension of the maturity date of the Notes from 27 September 2021 to 27 September 2028;

●	reduction of the interest rate from 8.25 per cent. to 0.5 per cent. per annum;

●	modification of the calculation of the amounts payable under the Notes whereby all payments will continue to be made in U.S.$, however, the actual amount payable will depend on the U.S.$ to RUB exchange rate set by the Central Bank of Russia which could result in the amount payable to Noteholders being materially less than the amount originally due as a result of the exchange rate fluctuation;

●	removal of Conditions 4.17 (Maintenance of a Debt Service Account) and 6.5 (Redemption at the Option of the Noteholders upon a Change of Control), including the definition of “Permitted Holders”; and

●	relaxation of certain covenants, including Condition 4.1 (Restricted Payments), Condition 4.2 (Incurrence of Indebtedness and Issuance of Preferred Stock), Condition 4.3 (Liens) and Condition 4.7 (Limitation on Asset Sales),

all as described in more detail in the section “Proposals” and set out in Schedule 3 and set out in the form of the Supplemental Trust Deed attached as Schedule 4 hereto.

If the Extraordinary Resolution is passed at the Meeting and becomes effective, the Proposals will be binding on all Noteholders, including those Noteholders who do not consent to the Proposals or who do not participate in the Meeting.

Noteholders who do not consent to the Proposals or who do not participate in the Meeting will, if the Extraordinary Resolution is passed and becomes effective, be bound by the Extraordinary Resolution, but will not be entitled to any Consent Fees.

The effect of the implementation of the Proposals is subject to residual uncertainty

While the Group’s management believes that the implementation of the Proposals would allow the Group to maintain its solvency and generate sufficient cash to meet its payment obligations under the Notes as they fall due, the ability of the Group to achieve these goals depends on a number of factors, some of which may be beyond the Group’s control. Furthermore, even if the Group is successful in achieving the contemplated commercial objective described above, the implementation of the Proposals could negatively affect the liquidity and trading price of the Notes.

Consent Instructions, Forms of Sub-Proxy or votes submitted or cast by Sanctions Restricted Persons will not be accepted.

A Beneficial Owner or any Direct Participant who is a Sanctions Restricted Person may not participate in the Consent Solicitation. No vote in respect of the Extraordinary Resolution pursuant to a Consent Instruction or a Form of Sub-Proxy (as applicable) submitted by a Sanctions Restricted Person will be accepted or counted and such Sanctions Restricted Person will not be eligible to receive the Early Consent Fee in any circumstances, notwithstanding the delivery (and non-withdrawal or revocation) of a Consent Instruction or Form of Sub-Proxy (as applicable) by it in respect of the relevant Extraordinary Resolution on or before the Early Consent Deadline or Expiration Time, as applicable.

A Noteholder who is a Sanctions Restricted Person may not attend and/or vote at the meeting outside the terms of the Consent Solicitation.

TERMS OF THE CONSENT SOLICITATION

Subject as provided herein, the Issuer hereby invites each Noteholder to vote in relation to the Extraordinary Resolution in respect of its Notes.

Noteholders who need assistance with respect to the procedures for participating in the Consent Solicitation, or who require additional information from the Issuer with respect to the Issuer, the Parent Guarantor or the terms of this Consent Solicitation, should contact the Information and Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Noteholders and Beneficial Owners are advised to check with any broker, dealer, bank, custodian, trust company or other nominee through which they hold the Notes whether such intermediary would require to receive instructions to participate in, withdraw or revoke their Consent Instruction or Form of Sub-Proxy (as applicable) before the deadlines specified in this Consent Solicitation Memorandum. Furthermore, the deadlines set by Euroclear or Clearstream for the submission of Consent Instructions may also be earlier than the relevant deadlines specified in this Consent Solicitation Memorandum.

Only Direct Participants may submit Consent Instructions or Forms of Sub-Proxy (as applicable). Each Noteholder that is not a Direct Participant must arrange for the Direct Participant through which it holds the relevant Notes to submit a Consent Instruction or Form of Sub-Proxy (as applicable) on its behalf (and with respect to Notes held in Euroclear or Clearstream only, prior to the deadline(s) specified by Euroclear or Clearstream, as the case may be) and so as to be received by the Information and Tabulation Agent on or prior to the Early Consent Deadline or Expiration Time, as applicable.

There are no guaranteed delivery procedures provided by the Issuer in connection with the Consent Solicitation.

1.	The Consent Solicitation

(1)	A Noteholder may vote in respect of the Extraordinary Resolution and have the Information and Tabulation Agent appointed as its proxy to attend the Meeting and vote in respect of the Extraordinary Resolution, on the terms and conditions set out in this Consent Solicitation Memorandum, in respect of all or some only of the outstanding Notes held by it, by submitting or arranging for the submission of a duly completed and valid (i) with respect to Notes held in Euroclear or Clearstream, Consent Instruction to Euroclear or Clearstream (as applicable) in accordance with the requirements of Euroclear or Clearstream (as applicable) and in the manner specified herein and (ii) with respect to Notes held in DTC, a Form of Sub-Proxy. Noteholders may submit a Consent Instruction or Form of Sub-Proxy (as applicable) at any time during the Consent Period and prior to the Expiration Time, or until such later date and time as the Issuer may determine, subject always to applicable law, the provisions of Schedule 3 of the Trust Deed and the provisions of paragraph 4 (“Terms of the Consent Solicitation — Amendment, Extension, Termination and Subsequent Invitations”) below.

(2)	Prior to the Expiration Time, the Issuer may amend, extend, re-open or terminate the Consent Solicitation, each as further described in paragraph 4 (“Terms of the Consent Solicitation —Amendment, Extension, Termination and Subsequent Invitations”) below.

(3)	Noteholders may only submit Consent Instructions and Forms of Sub-Proxy in relation to principal amounts of U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

(4)	The submission by or on behalf of a Noteholder of a Consent Instruction or Form of Sub-Proxy (as applicable), which is not validly withdrawn or revoked, will automatically appoint two employees of the Information and Tabulation Agent (nominated by it) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in relation to the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction or Form of Sub-Proxy (as applicable).

(5)	Subject to the conditions set out herein, the Issuer (or its nominee) will pay the Early Consent Fee on the Payment Date to each Noteholder who has delivered (and has not validly withdrawn or revoked) a Consent Instruction or a Form of Sub-Proxy (as applicable) voting in favour of the Extraordinary Resolution on or prior to the Early Consent Deadline. A Noteholder will not be eligible to receive the Early Consent Fee for Consent Instructions or Forms of Sub-Proxy (as applicable) submitted after the Early Consent Deadline. A Noteholder will not be eligible to receive the Early Consent Fee if such Noteholder votes against the Extraordinary Resolution, votes other than by delivery of a valid Consent Instruction or Form of Sub-Proxy (as applicable), votes after the Early Consent Deadline, if such Noteholder does not vote at all, revokes its Consent Instruction or Form of Sub-Proxy (as applicable) or (in respect of Notes held in Euroclear or Clearstream only) unblocks its Notes, if the Extraordinary Resolution is not passed at the Meeting or does not become effective in accordance with its terms or if, by submitting the Consent Instruction or Form of Sub-Proxy (as applicable), such Noteholder is unable to make the representations set out in “Terms of the Consent Solicitation — The Consent Solicitation — paragraph 6(2)”.

2.	Consent Instructions and Forms of Sub-Proxy

(1)	Consent Instructions

(a)	A Noteholder must clearly state in its Consent Instruction:

(i)	the aggregate principal amount of the Notes in respect of which it wishes the Information and Tabulation Agent (or its nominees) as proxy to vote in respect of the Extraordinary Resolution; and

(ii)	the name of the Direct Participant and the securities account number at Euroclear or Clearstream (as applicable) in which the Notes are held.

(b)	Each Consent Instruction must appoint two employees of the Information and Tabulation Agent (nominated by it) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in relation to the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction and in accordance with the terms of the Consent Solicitation.

The authorisations, instructions and requests in this sub-paragraph 2(1)(b) may be withdrawn in accordance with sub-paragraph 2(1)(c) below. Noteholders submitting Consent Instructions must also procure that Euroclear or Clearstream (as applicable) blocks the Notes which are the subject of the Consent Instruction in accordance with the procedures set out in paragraphs 3 (“Terms of the Consent Solicitation — Procedures in Respect of the Clearing Systems”) and 4 (“Terms of the Consent Solicitation — Amendment, Extension, Termination and Subsequent Invitations “) below.

(c)	A Consent Instruction submitted by or on behalf of a Noteholder may be withdrawn by that Noteholder before the Expiration Time by submission to the Information and Tabulation Agent of a withdrawal instruction, by a properly transmitted message, in accordance with the procedures of Euroclear or Clearstream (as applicable).

Following such withdrawal the vote shall lapse and the Information and Tabulation Agent will advise Euroclear or Clearstream (as applicable) that the relevant Notes should be unblocked. Any such withdrawal will render the Noteholder withdrawing such Consent Instruction ineligible to receive the Early Consent Fee unless a valid Consent Instruction voting in favour of (and not against) the Extraordinary Resolution is delivered to and received by the Information and Tabulation Agent and not validly withdrawn on or prior to the Early Consent Deadline and which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting).

Noteholders who wish to exercise their right of withdrawal having validly submitted Consent Instructions through Euroclear or Clearstream (as applicable), must instruct the relevant Direct Participant to submit an electronic withdrawal instruction in accordance with the requirements of Euroclear or Clearstream (as applicable), which electronic withdrawal instruction must be received by the Information and Tabulation Agent on or prior to the Early Consent Deadline or, in the case of a Consent Instruction given after the Early Consent Deadline, the Expiration Time. To be valid, such instruction must specify the Notes to which the original Consent Instruction related, the securities account to which such Notes are credited and any other information and documentation required by Euroclear or Clearstream (as applicable), the Information and Tabulation Agent and/or the Principal Paying Agent (as applicable)

(d)	Subject to sub-paragraph 2(1)(c) above, the submission by or on behalf of a Noteholder of a Consent Instruction shall constitute an irrevocable and binding instruction to appoint two employees of the Information and Tabulation Agent (nominated by it) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in relation to the Extraordinary Resolution in respect of the Notes which are the subject of the relevant Consent Instruction, subject to the terms and conditions set out herein.

(e)	By submitting a Consent Instruction, the Noteholder is deemed to represent, warrant and undertake to the Issuer, the Parent Guarantor, the Information and Tabulation Agent and the Solicitation Agent that with effect from, and including, the date on which the Consent Instruction was submitted until the Notes have been unblocked, promptly following the conclusion of the Meeting, or, in the case of Notes in respect of which the vote has been withdrawn under sub-paragraph 2(1)(c) above, following the receipt by the Information and Tabulation Agent of the relevant withdrawal instruction that:

(i)	such Notes are, at the time of submission of the Consent Instruction, and will continue to be, held by it or on its behalf at Euroclear or Clearstream (as applicable); and

(ii)	such Notes have been blocked (and will remain blocked) in the securities account to which such Notes are credited in Euroclear or Clearstream (as applicable).

The receipt of a Consent Instruction by Euroclear or Clearstream (as applicable) will be acknowledged in accordance with the standard practices of Euroclear or Clearstream (as applicable) and will result in the blocking of the relevant Notes in the Noteholder’s account at Euroclear or Clearstream (as applicable) so that no transfers may be effected in relation to such Notes. By blocking such Notes in Euroclear or Clearstream (as applicable), each Direct Participant will be deemed to have consented to Euroclear or Clearstream (as applicable) providing details concerning such Direct Participant’s identity to the Information and Tabulation Agent, the Issuer, the Parent Guarantor and the Solicitation Agent.

(f)	It is a condition of the Issuer’s obligation (or such other person’s obligation) to pay the Early Consent Fee that the Extraordinary Resolution has been passed at the Meeting and has become effective in accordance with its terms. Such condition may be waived at the absolute discretion of the Issuer.

(g)	Holders of Notes held in Euroclear or Clearstream submitting Consent Instructions should be aware that the Notes are only traded in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 thereafter, and accordingly such Consent Instructions may only be submitted in respect of Notes in a minimum amount of at least U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

(h)	Noteholders should note that Consent Instructions given in respect of the Meeting (submitted before or after the Expiration Time) shall remain valid for any such adjourned Meeting unless validly revoked.

(2)	Forms of Sub-Proxy

(a)	Only DTC Direct Participants holding Notes on the Record Date are entitled to submit a Form of Sub-Proxy. Noteholders holding Notes on the Record Date who wish to deliver a Form of Sub-Proxy should contact their broker, dealer, commercial bank, trust company, or other nominee promptly and instruct such nominee to procure that the relevant DTC Direct Participant submits a duly completed Form of a Sub-Proxy on such holder’s behalf to the Information and Tabulation Agent in accordance with this Consent Solicitation.

(b)	A Form of Sub-Proxy submitted on behalf of a Noteholder may be revoked on or prior to the Expiration Time by that DTC Direct Particpant by submission to the Information and Tabulation Agent of a written revocation instruction in respect of such Notes for which a Form of Sub-Proxy was previously submitted. Forms of Sub-Proxy may be revoked only by DTC Direct Participants holding the applicable Notes as of the Record Date.

Following a valid revocation of a Form of Sub-Proxy the vote provided by such Form of Sub-Proxy shall not be exercised. The revocation will render the Noteholder revoking the Form of Sub-Proxy approving the Extraordinary Resolution ineligible to receive the Early Consent Fee unless a valid Form of Sub-Proxy in respect of approval of the Proposals is delivered to and received by the Information and Tabulation Agent and not validly revoked on or prior to the Early Consent Deadline and which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting).

(c)	It is a condition of the Issuer’s obligation (or such other person’s obligation) to pay the Early Consent Fee that the Extraordinary Resolution has been passed at the Meeting and has become effective in accordance with its terms. Such condition may be waived at the absolute discretion of the Issuer.

(d)	Noteholders should note that Forms of Sub-Proxy given in respect of the Meeting (submitted before or after the Expiration Time) shall remain valid for any such adjourned Meeting unless validly revoked.

(e)	The Noteholder, by causing the DTC Direct Participant to deliver such Form of Sub-Proxy, (1) represents and warrants that the Noteholder has full power and authority to instruct such DTC Direct Participant to submit a Form of Sub-Proxy, (2) agrees to be bound by the terms of this Consent Solicitation Memorandum and (3) agrees that the Issuer may enforce such Form of Sub-Proxy against the Noteholder.

(f)	Holders of Notes held in DTC submitting Forms of Sub-Proxy should be aware that the Notes are only traded in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 thereafter, and accordingly such Forms of Sub-Proxy may only be submitted in respect of Notes in a minimum amount of at least U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

(g)	In the event that the principal amount of Notes in respect of which a Form of Sub-Proxy was issued by a single DTC Direct Participant exceeds the aggregate holding of such DTC Direct Participant on the Record Date as evidenced by the Omnibus Proxy, any votes in excess of the aggregate holding of such DTC Direct Participant will not be taken into account, provided that the time of receipt of the Form of Sub-Proxy shall determine the priority of votes that will be taken into account for the purposes of the Meeting (with Forms of Sub-Proxy received first taking precedence).

(h)	Forms of Sub-Proxy must be delivered via email to the Information and Tabulation Agent using the following contact details: O1properties@lucid-is.com

3.	Procedures in Respect of the Clearing Systems

(1)	Euroclear and Clearstream Procedures

(a)	Each Noteholder must procure that Notes subject to a Consent Instruction and held in either Euroclear or Clearstream, have been blocked in the securities account to which they are credited in the relevant Clearing System with effect from, and including, the day on which the Consent Instruction is delivered to the Information and Tabulation Agent, so that no transfers of such Notes may be effected at any time after such date until such date that such Notes are unblocked pursuant to the terms herein. Notes should be blocked in accordance with the procedures of Euroclear or Clearstream, as applicable, and the deadlines required by the relevant Clearing System. The Issuer, the Parent Guarantor and the Information and Tabulation Agent shall be entitled to treat the submission of a Consent Instruction as a confirmation that such Notes have been so blocked. The Information and Tabulation Agent may require the relevant Clearing System to confirm in writing that such Notes have been blocked with effect from the date of submission of the Consent Instruction. In the event that the relevant Clearing System fails to provide such confirmation, the Information and Tabulation Agent shall inform the Issuer and the Issuer shall be entitled, but not obliged, to reject the Consent Instruction and if rejected, the vote in respect thereof shall be treated as not having been made.

(b)	Beneficial Owners who are not Direct Participants in Euroclear or Clearstream must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their Direct Participant in Euroclear or Clearstream, as the case may be, through which they hold Notes to submit a Consent Instruction on their behalf to be received by the Information and Tabulation Agent on or prior to the Expiration Time (and, in order to be eligible to receive the Early Consent Fee, to be so received on or prior to the Early Consent Deadline). The Beneficial Owners of Notes that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee should contact such entity sufficiently in advance of the Early Consent Deadline or Expiration Time, as applicable, if they wish to vote in respect of the Extraordinary Resolution and procure that the Notes are blocked in accordance with the procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

(c)	Direct Participants in Euroclear or Clearstream voting shall be deemed to have given authority to Euroclear or Clearstream to disclose their identity to the Information and Tabulation Agent, the Issuer, the Parent Guarantor and the Solicitation Agent upon submission of a Consent Instruction.

(d)	Noteholders and Beneficial Owners who are not Direct Participants in Euroclear or Clearstream who wish to withdraw their Consent Instruction should contact their broker, dealer, bank, custodian, trust company or other nominee, as applicable, in sufficient time before the Meeting is held.

(2)	DTC procedures

(a)	The procedures under this section assume that, in accordance with its usual procedures DTC is expected to deliver the Omnibus Proxy appointing the DTC Direct Participants as its proxies on the Record Date in respect of the principal amount of the Notes shown on its records as being held by them as of the Record Date.

(b)	Only Noteholders holding Notes as of the Record Date are entitled to submit a Form of Sub-Proxy. Any Noteholder who is not a DTC Direct Participant must contact its broker, dealer, commercial bank, custodian, or a DTC Direct Participant and arrange for the DTC Direct Participant through which it holds the Rule 144A Notes to submit a Form of Sub-Proxy on its behalf to the Information and Tabulation Agent on or prior to the Early Consent Deadline or the Expiration Time. Please note that if Rule 144A Notes are held by a custodian the custodian may have an earlier deadline for delivering a Form of Sub-Proxy pursuant to the Consent Solicitation than the Early Consent Deadline or the Expiration Time (as the case may be).

(c)	The existing Rule 144A Notes in respect of which Forms of Sub-Proxy may be given must be in principal amounts of at least U.S. $200,000.

(d)	The Consent Solicitation will expire at 4.00 p.m. London time on 4 January 2021, unless extended or earlier terminated by the Issuer in its sole discretion. Subject to applicable law and the terms of Schedule 3 of the Trust Deed, Forms of Sub-Proxy may be revoked by a Noteholder acting on its own account or on behalf of a Beneficial Owner on or prior to the Early Consent Deadline or the Expiration Time (as the case may be).

The procedures for delivering consents described above are referred to herein collectively as the “DTC Consent Procedures”. The delivery of a Form of Sub-Proxy pursuant to the Consent Solicitation in accordance with the DTC Consent Procedures will constitute (a) an agreement between the Noteholder and the Issuer in accordance with the terms and subject to the conditions of the Consent Solicitation and (b) the consent of the Noteholder to the terms of the Consent Solicitation.

4.	Amendment, Extension, Termination and Subsequent Invitations

(1)	Subject to paragraph 5 below (“Terms of the Consent Solicitation — Amendment of Consent Solicitation and Withdrawal Rights”), but notwithstanding any other provision of the Consent Solicitation, the Issuer reserves the right, subject to applicable laws and the provisions of Schedule 3 of the Trust Deed, at any time prior to the Expiration Time to amend the Early Consent Fee or to extend the Early Consent Deadline and/or the Expiration Time. The Issuer reserves the right, subject to the terms and conditions set out herein, to amend the Consent Solicitation (other than the Extraordinary Resolution unless a new invitation pursuant to paragraph (3) below is made) in any respect or to terminate the Consent Solicitation by giving written notice of such amendment or termination to the Information and Tabulation Agent. The Issuer may also, subject to applicable law and the provisions of Schedule 3 of the Trust Deed, re-open the Consent Solicitation, following the expiry of the Consent Period, for such period(s) as it may in its discretion decide. The Issuer will notify Noteholders of any such amendment, extension, re-opening or termination of the Consent Solicitation as soon as is reasonably practicable thereafter in accordance with paragraph 6(3) below and “Proposals Announcements”. The Issuer may, if it deems it appropriate, and shall, where required by applicable law or in the event of any extension or re-opening of the Consent Solicitation, permit Noteholders to withdraw Consent Instructions or Form of Sub-Proxy (as applicable) during any such extension or re-opening of the Consent Solicitation.

(2)	Unless the Issuer notifies the Noteholders otherwise, and subject to applicable law and the provisions of Schedule 3 of the Trust Deed, any extension of the Early Consent Deadline in respect of the Consent Solicitation or the setting of a new Early Consent Deadline in respect of the Consent Solicitation shall not permit any Noteholder who has submitted a Consent Instruction or Form of Sub-Proxy (as applicable) to withdraw such instruction after the original Early Consent Deadline relating to that Noteholder’s vote has passed.

(3)	The Issuer may, subject to paragraph 5 (“Terms of the Consent Solicitation — Amendment of Consent Solicitation and Withdrawal Rights”) below, at any time prior to the Expiration Time make a new invitation to Noteholders to vote in respect of the Extraordinary Resolution on such terms as they may determine. The Issuer will notify Noteholders of any such new invitation as soon as is reasonably practicable thereafter in accordance with paragraph 6(3) below.

(4)	Subject to paragraph 2(1)(c) and 2(2)(b) above and paragraph 5 (“Terms of the Consent Solicitation —Amendment of Consent Solicitation and Withdrawal Rights”) below, each Noteholder agrees that Consent Instructions or Forms of Sub-Proxy (as applicable) submitted to the Information and Tabulation Agent before any new Consent Solicitation or amended Consent Solicitation is made will continue to be valid and binding following the new Consent Solicitation or amended Consent Solicitation. If the Issuer so elects, subject to paragraph 5 below, any votes made prior to the new Consent Solicitation or amended Consent Solicitation will be deemed to be made on the terms of the new Consent Solicitation or amended Consent Solicitation.

5.	Amendment of Consent Solicitation and Withdrawal Rights

Subject to applicable law and the provisions of Schedule 3 of the Trust Deed, if the Issuer decreases the Early Consent Fee or makes a new invitation to Noteholders to vote in respect of the Extraordinary Resolution for reduced Consent Fees, or amends the terms of the Consent Solicitation in any other way or makes a new invitation to Noteholders to vote in respect of the Extraordinary Resolution on different terms which, in the sole opinion of the Issuer in accordance with applicable law and the provisions of Schedule 3 of the Trust Deed, are materially less beneficial for Noteholders (considered as a class), then the Issuer will extend the Consent Solicitation for a period deemed by the Issuer to be sufficient, acting in accordance with applicable law and the provisions of Schedule 3 of the Trust Deed, to permit Noteholders to deliver or revoke their Consent Instruction or Form of Sub-Proxy (as applicable) in respect of such votes and, whether such notice is given before or after the Early Consent Deadline, such Noteholders shall thereupon be entitled, for the period so determined by the Issuer to be appropriate, acting in accordance with applicable law and the provisions of Schedule 3 of the Trust Deed, to withdraw any Consent Instruction or Form of Sub-Proxy (as applicable) given by them, in accordance with the procedure set out in paragraph 2(1)(c) or 2(2)(c) (as applicable) above. When considering whether a matter is, or is not, materially less beneficial for Noteholders, the Issuer shall not be obliged to have regard to the individual circumstances of particular Noteholders.

Additionally, the Issuer may permit Noteholders to revoke their Consent Instructions or Forms of Sub-Proxy in the event of any extension or re-opening of the Consent Solicitation. No Consent Instructions or Forms of Sub-Proxy (as applicable) may be revoked after the Expiration Time (or any equivalent time set for any adjourned Meeting) and until the conclusion of the Meeting (and any adjourned Meeting).

For the avoidance of doubt, any withdrawal rights that may be granted pursuant to this paragraph 5 are without prejudice to any rights of the Noteholders to withdraw their Consent Instructions or Forms of Sub-Proxy in accordance with paragraph 2 above.

6.	Additional Terms of the Consent Solicitation

(1)	All communications, payments, notices, cheques or certificates to be delivered to or by a Noteholder will be delivered by or sent to or by it at its own risk.

(2)	The submission of a Consent Instruction or Form of Sub-Proxy (as applicable) will be deemed to constitute an agreement, acknowledgement, undertaking, representation and warranty by the Noteholder and any Direct Participant submitting such Consent Instruction or Form of Sub-Proxy (as applicable) on such holder’s behalf to each of the Issuer, the Parent Guarantor, the Solicitation Agent, the Trustee and the Information and Tabulation Agent that at the time of submission of the Consent Instruction or Form of Sub-Proxy (as applicable) at the Early Consent Deadline or Expiration Time (as applicable) and on the Payment Date:

(a)	it acknowledges that it has received and reviewed, understands and accepts the terms, conditions, risk factors and other considerations set out in the Consent Solicitation Memorandum;

(b)	with respect to Notes held in Euroclear or Clearstream only, it consents and authorises Euroclear or Clearstream to provide the Information and Tabulation Agent, the Issuer, the Parent Guarantor and the Solicitation Agent with details of the Direct Participants’ identity and holding in the Notes;

(c)	it acknowledges that none of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent and the Trustee or any of their respective affiliates, directors, officers, employees or agents has made any recommendation or expressed any opinion as to whether to vote in respect of the Extraordinary Resolution and it represents that it has made its own decision with regard to voting in respect of the Extraordinary Resolution based on any independent financial, legal and tax advice that it has deemed necessary to seek;

(d)	it acknowledges that all authority conferred or agreed to be conferred pursuant to these acknowledgements, representations, warranties and undertakings and every obligation of the Noteholder voting in respect of the Extraordinary Resolution shall to the extent permitted by applicable law be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Noteholder voting in respect of the Extraordinary Resolution and shall not be affected by, and shall survive, the death or incapacity of the Noteholder voting in respect of the Extraordinary Resolution, as the case may be;

(e)	it acknowledges that none of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents has given it any information with respect to the Consent Solicitation save, in the case of the Issuer and the Parent Guarantor, as expressly set out in the Consent Solicitation Memorandum and any notice in relation thereto;

(f)	it acknowledges that no information has been provided to it by the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents with regard to the tax consequences to Noteholders or Beneficial Owners arising from the Extraordinary Resolution or the receipt of the Early Consent Fee and hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their affiliates, directors, officers, employees, agents or any other person in respect of such taxes and payments;

(g)	it acknowledges that (i) it will be paid any cash amounts owed to it (if any) in U.S. dollars and (ii) such cash amounts will be deposited on the Payment Date by or on behalf of the Issuer or the Issuer’s nominee with (x) in respect of Notes held in Euroclear or Clearstream, the relevant Clearing System or (y) in respect of Notes held in DTC, the account of the relevant Direct Participant in DTC by the Information and Tabulation Agent;

(h)	the Solicitation Agent may submit Consent Instructions or Forms of Sub-Proxy, as applicable, for its own account as well as on behalf of other Noteholders;

(i)	it has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, registration, transfer or other taxes, duties or requisite payments due from it in each respect in connection with the Consent Solicitation or vote or acceptance of the Proposals and the submission of a Consent Instruction or Form of Sub-Proxy, in any jurisdiction and that it has not taken or omitted to take any action in breach of the representations or which will or may result in the Issuer, the Parent Guarantor or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Consent Solicitation or any votes or the Proposals;

(j)	it has full power and authority to vote in the Meeting;

(k)	with respect to Notes held in Euroclear or Clearstream only, until the earliest of the Payment Date or (in the case of Notes in respect of which a Consent Instruction has been withdrawn under paragraph 2(1)(c) above) the date of receipt by the Information and Tabulation Agent of the relevant withdrawal instruction, it holds and will hold, the Notes specified in the Consent Instruction in the account(s) specified in the Consent Instruction. It further hereby represents, warrants and undertakes that, in accordance with the procedures of Euroclear or Clearstream as the case may be, and by the deadline required by Euroclear or Clearstream as the case may be, it has irrevocably instructed Euroclear or Clearstream as the case may be, to block such Notes with effect on and from the date of the Consent Instruction so that, at any time pending the Payment Date, no transfers of such Notes may be effected; and it hereby represents, warrants and undertakes that it has delivered an individual, matching blocking instruction in respect of the relevant Notes specified in the Consent Instruction to Euroclear or Clearstream as the case may be, and has ensured that the relevant blocking instruction can be allocated to such Notes;

(l)	each Consent Instruction or Form of Sub-Proxy (as applicable) is made on the terms and conditions set out in this Consent Solicitation Memorandum;

(m)	in respect of Notes held in DTC only, it holds and will hold, from the Record Date until the earliest of a date promptly following the Meeting (and any adjourned Meeting) and the date upon which a Noteholder becomes entitled to withdraw, and does withdraw, its vote in respect of the Extraordinary Resolution, the relevant Notes and no transfers will be effected in relation to such Notes;

(n)	it is assuming all the risks inherent in participating in the Consent Solicitation and has conducted an independent due diligence of the business, financial position and prospects of the Issuer and the Parent Guarantor (including by reviewing the reports and presentations made available by the Parent Guarantor on its website: http://www.o1properties.ru/o1properties/investor-relations/reports-and-presentations/financial-reports/) and has undertaken all the appropriate analyses of the implications of the Consent Solicitation without reliance on the Issuer, the Parent Guarantor, the Solicitation Agent, the Trustee, the Principal Paying Agent or the Information and Tabulation Agent;

(o)	it is not a Sanctions Restricted Person.

If the relevant Noteholder is unable to give any of the representations and warranties described in (a) to (o) above, such Noteholder should notify the Solicitation Agent, the Issuer and the Parent Guarantor.

(3)	Save as otherwise provided herein, any notice or announcement given to a Noteholder in connection with the Consent Solicitation will be deemed to have been duly given if delivered to the Information and Tabulation Agent for onward transmission to the Clearing Systems.

(4)	Each Noteholder submitting a Consent Instruction or Form of Sub-Proxy (as applicable) in accordance with its terms shall be deemed to have agreed to indemnify the Trustee, the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent and any of their respective affiliates, directors, officers, employees or agents against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, such vote by such Noteholder.

(5)	The Issuer may in its discretion elect to treat as valid a Consent Instruction or Form of Sub-Proxy (as applicable) not complying in all respects with the terms of the Consent Solicitation or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms.

(6)	This Consent Solicitation Memorandum, the Consent Solicitation and each Consent Instruction or Form of Sub-Proxy (as applicable) and any non-contractual obligations arising out of or in connection with any of the aforesaid shall be governed by and construed in accordance with English law. By voting in respect of the Extraordinary Resolution, a Noteholder irrevocably and unconditionally agrees for the benefit of the Issuer, the Solicitation Agent, the Information and Tabulation Agent and the Trustee that the courts of England are to have jurisdiction to settle any disputes which may arise in connection with the Consent Solicitation Memorandum, the Consent Solicitation and each Consent Instruction or Form of Sub-Proxy (as applicable) and any non-contractual obligations arising out of or in connection with any of the aforesaid or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

(7)	None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents makes any recommendation or expresses any opinion as to whether or not to accept the Consent Solicitation or otherwise to exercise any rights in respect of the Notes. Noteholders must make their own decision with regard to voting in respect of the Extraordinary Resolution based on any financial, legal and tax advice it has deemed necessary to seek.

(8)	Subject to applicable law and the provisions of Schedule 3 of the Trust Deed, the interpretation of the Issuer of the terms and conditions of the Consent Solicitation and any vote (including any instructions in the Consent Instruction or Form of Sub-Proxy (as applicable)) shall be final and binding. Subject to applicable law and the provisions of Schedule 3 of the Trust Deed, the Issuer or the Information and Tabulation Agent (on behalf of the Issuer) may: (a) in its absolute discretion reject any Consent Instruction or Form of Sub-Proxy (as applicable) submitted by a Noteholder or (b) in its absolute discretion elect to treat as valid a Consent Instruction or Form of Sub-Proxy (as applicable) not complying in all respects with the terms of the Consent Solicitation or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms and such determination will be final and binding.

(9)	Unless waived by the Issuer, any irregularities in connection with any Consent Instruction or Form of Sub-Proxy (as applicable) must be cured within such time as the Issuer shall in its discretion determine. None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Trustee, any of their respective affiliates, directors, officers, employees, agents, or any other person will be under any duty to give notification of any defects or irregularities in such Consent Instruction or Form of Sub-Proxy (as applicable), nor will any of such entities or persons incur any liability for failure to give such notification.

(10)	If any communication (whether electronic or otherwise) addressed to the Issuer, the Parent Guarantor or the Information and Tabulation Agent is communicated on behalf of a Noteholder by an attorney-in-fact, custodian, trustee, administrator, director or officer of a corporation or any other person acting in a fiduciary or representative capacity (other than a Direct Participant in its capacity as such) that fact must be indicated in the relevant communication, and a power of attorney or other form of authority, in a form satisfactory to the Issuer, must be delivered to the Information and Tabulation Agent by the end of the Consent Period. Failure to submit such evidence as aforesaid may result in rejection of the acceptance. Neither the Issuer nor the Parent Guarantor nor the Information and Tabulation Agent shall have any responsibility to check the genuineness of any such power of attorney or other form of authority so delivered and may conclusively rely on, and shall be protected in acting in reliance upon, any such power of attorney or other form of authority.

(11)	None of the Issuer, the Parent Guarantor, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents accepts any responsibility whatsoever for failure of delivery of any Consent Instruction or Form of Sub-Proxy (as applicable) or any other notice or communication or any other action required under these terms. The determination of the Issuer in respect of any Consent Instruction or Form of Sub-Proxy (as applicable) or any other notice or communication shall be final and binding. The Information and Tabulation Agent may, where appropriate, consult with the Issuer when making such determination on behalf of the Issuer.

7.	Payment Date

Subject to the terms and conditions set out herein, on the Payment Date the Issuer (or its nominee) will pay the Early Consent Fee to all Noteholders who have validly submitted (and not withdrawn) a Consent Instruction or Form of Sub-Proxy (as applicable) voting in favour of the Extraordinary Resolution on or prior to the Early Consent Deadline.

8.	Attending the Meeting

Each person eligible and wishing to attend the Meeting (the “participant”) shall give notice in writing to the Information and Tabulation Agent (using the details specified at the back of this Consent Solicitation Memorandum) no later than 48 hours before the time fixed for the Meeting. Such notice shall specify the full name of the participant, the capacity in which they are attending and (if voting) the principal amount of Notes they hold or represent and their email contact details. The notice shall be accompanied by an electronic copy of a valid identification document (passport or driving license) and, if voting and to the extent applicable, sufficient evidence of blocking the Notes he or she holds or represents. The Information and Tabulation Agent no later than 24 hours before the time fixed for the Meeting shall notify the Chairman of participants (including their email contact details) who have given notices pursuant to this paragraph. The Chairman will, no later than 8 hours before the time fixed for the Meeting, send each participant who has notified the Information and Tabulation Agent in accordance with paragraph instructions on accessing the teleconference using the email contact details provided.

9.	Withholding Tax

All payments by or on behalf of the Issuer for the purpose of this Consent Solicitation will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the Republic of Cyprus or any authority thereof or therein having the power to tax, unless the deduction or withholding of such taxes or duties is required by applicable law.

Noteholders are solely liable for any taxes and similar or related payments imposed on them under the laws of any applicable jurisdiction as a result of their submission of Consent Instructions or Forms of Sub-Proxy (as applicable) and Noteholders should take their own tax advice in relation to the tax consequences of voting in respect of the Extraordinary Resolution pursuant to the Consent Solicitation.

SOLICITATION AGENT AND INFORMATION AND TABULATION AGENT

The Issuer and the Parent Guarantor have retained (i) J.P. Morgan Securities plc to act as Solicitation Agent for the Consent Solicitation pursuant to the terms of the Solicitation Agency Agreement and (ii) Lucid Issuer Services Limited to act as Information and Tabulation Agent pursuant to the terms of the Tabulation Agreement.

The Solicitation Agent and its affiliates may contact Noteholders regarding the Consent Solicitation, and may request brokers, dealers, banks, custodians, trust companies or other nominees, to forward this Consent Solicitation Memorandum, any notice in relation thereto and related materials to Noteholders. The Solicitation Agency Agreement contains certain provisions regarding payment of fees, expense reimbursement and indemnity arrangements relating to the Consent Solicitation. The Solicitation Agent and its affiliates have provided and continue to provide certain investment banking services to each of the Issuer and the Parent Guarantor for which they have received and will receive compensation that is customary for services of such nature. None of the Solicitation Agent or the Information and Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation, the Notes, the Guarantee, the Issuer, the Parent Guarantor or any of their respective affiliates contained in this Consent Solicitation Memorandum or for any failure by any of them to disclose events that may have occurred and may affect the significance or accuracy of such information.

None of the Solicitation Agent or the Information and Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation, or any recommendation or opinion as to whether Noteholders should participate in the Consent Solicitation.

All correspondence in connection with the Consent Solicitation should be sent or delivered by each Noteholder or a Beneficial Owner’s broker, dealer, bank, custodians, trust company or other nominee to the Information and Tabulation Agent at the addresses and telephone number set forth on the last page of this Consent Solicitation Memorandum. The Information and Tabulation Agent is the agent of the Issuer and the Parent Guarantor and owes no duty to any holder of Notes.

The Solicitation Agent has not made any recommendation or expressed any opinion as to whether to vote in respect of the Extraordinary Resolution and will not be responsible for giving advice or other investment services to any Noteholder in relation to the Consent Solicitation or the Proposals. The Solicitation Agent and/or its affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes. At any given time, the Solicitation Agent may trade the Notes for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes.

If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and any of the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer and the Parent Guarantor in such jurisdiction where they are so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Solicitation Agent or one of its affiliates are not so licensed.

Schedule 1.

FORM OF NOTICE OF MEETING

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT IMMEDIATELY YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000.

NOTICE OF MEETING

to each of the holders of the

O1 Properties Finance Plc
(the “Issuer”)

outstanding

U.S.$350,000,000 8.25 per cent. Notes due 2021 (the “Notes”)

(Regulation S Global Note ISIN: XS1495585355; Regulation S Global Note Common Code: 149558535; Rule 144A Global Note ISIN: US67110MAA53; Rule 144A Global Note Common Code: 149617256; Rule 144A Global Note CUSIP: 67110M AA5)

issued by the Issuer and unconditionally and irrevocably guaranteed by O1 Properties Limited (the “Parent Guarantor”)

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 3 to the trust deed dated 27 September 2016 (as supplemented by a supplemental trust deed dated 18 March 2019) (the “Trust Deed”) between the Issuer, the Parent Guarantor and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”) for the holders of the Notes (the “Noteholders”), such Trust Deed constituting the Notes, a meeting (the “Meeting”) of the Noteholders convened by the Issuer, a public company with limited liability incorporated under the laws of Cyprus whose registered office is at 18 Spyrou Kyprianou, 2nd Floor, 1075, Nicosia, Cyprus (with the agreement of the Parent Guarantor) will be held via teleconference (using a video enabled platform) at 4:00 p.m. (London time) on 6 January 2021 for the purpose of considering and, if thought fit, passing the following resolutions which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Trust Deed and the consent solicitation memorandum dated the date of this notice of Meeting (the “Notice of Meeting”) and issued by the Issuer (the “Consent Solicitation Memorandum”).

In light of the ongoing developments in relation to COVID-19, the Issuer believes it to be inadvisable to hold the Meeting at a physical location. Therefore, in accordance with the provisions of the Trust Deed further regulations regarding the holding of the Meeting will be prescribed providing that the Meeting (and any adjourned Meeting) will be held via teleconference (using a video enabled platform). Accordingly, the Meeting (and any adjourned Meeting) will not be convened at a physical location. In such circumstances, those Noteholders who have indicated that they wish to attend the Meeting will be provided with further details about attending the Meeting (and any adjourned Meeting) via teleconference (using a video enabled platform).

Each person eligible and wishing to attend the Meeting (the “participant”) shall give notice in writing to the Information and Tabulation Agent (using the details specified at the back of this Notice of Meeting) no later than 48 hours before the time fixed for the Meeting. Such notice shall specify the full name of the participant, the capacity in which they are attending and (if voting) the principal amount of Notes they hold or represent and their email contact details. The notice shall be accompanied by an electronic copy of a valid identification document (passport or driving license) and, if voting and to the extent applicable, sufficient evidence of blocking the Notes he or she holds or represents. The Information and Tabulation Agent no later than 24 hours before the time fixed for the Meeting shall notify the Chairman of participants (including their email contact details) who have given notices pursuant to this paragraph. The Chairman will, no later than 8 hours before the time fixed for the Meeting, send each participant who has notified the Information and Tabulation Agent in accordance with paragraph instructions on accessing the teleconference using the email contact details provided.

EXTRAORDINARY RESOLUTION

THAT THIS MEETING (the “Meeting”) of the holders (the “Noteholders”) of the U.S.$350,000,000 8.25 per cent. Notes due 2021 (of which U.S.$350,000,000 is outstanding) issued on 27 September 2016 (the “Notes”) by O1 Properties Finance Plc (the “Issuer”) and unconditionally and irrevocably guaranteed by O1 Properties Limited (the “Parent Guarantor”), such Notes being constituted by the trust deed dated 27 September 2016 (as supplemented by a supplemental trust deed dated 18 March 2019) among the Issuer, the Parent Guarantor and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) (the “Trust Deed”), by Extraordinary Resolution HEREBY:

(1)	RESOLVES to authorise, direct, request and empower the Trustee to waive:

(i)	the breach of the provisions of Condition 5 arising as a result of the failure by the Issuer to pay interest on the Notes which fell due on 27 March 2020 and 27 September 2020 (“2020 Interest”);

(ii)	the breach of the provisions of Condition 4.17 arising as a result of the delay or failure by the Issuer to duly perform monthly deposit obligations as they fell due, the failure by the Issuer to deliver copies of the bank statement evidencing the balance of the Service Account to the Trustee, in each case where such breaches took place since October 2019;

(iii)	the breach of the provisions of Condition 4.12.1 arising as a result of the delay by the Parent Guarantor in providing to the Trustee and publishing on its website of the audited consolidated financial statements of the Group as at and for the year ended 31 December 2019 and the unaudited condensed consolidated financial statements of the Group as at and for the six months ended 30 June 2020; and

(iv)	any breach or alleged breach of Condition 4.3 resulting from the creation of security in the context of financing arrangements with the aggregate principal amount of approximately RUB 8 billion by the Parent Guarantor and/or its Subsidiaries, including by LOMNIA SERVICES LIMITED, GOLDSTYLE HOLDINGS LIMITED, BUSINESS CENTER STANISLAVSKY (CYPRUS) LIMITED, MERVITA HOLDINGS LIMITED, PIANCONERO INVESTMENTS LIMITED, TZORTIS LIMITED, OOO KVARTAL 674-675, Levium Limited and RATADO HOLDING LIMITED, in the form of mortgage of non-residential buildings, mortgage of lease rights with respect to land plots, pledge of bank accounts and other forms of security, in each case where such breaches or alleged breaches took place prior to the date of the entry into a supplemental trust deed referred to paragraph (4) below.

(2)	RESOLVES to authorise, direct, request and empower the Trustee to determine that any Default or Event of Default arising from any event or action set out in paragraph (1) above, including that resulting from the failure or delay by the Issuer or the Parent Guarantor to notify the Trustee and/or the Escrow Agent of the occurrence of a Default or Event of Default in accordance with Condition 9.4 and/or Clause 7.2 of the Trust Deed, shall not be treated as such and that the 2020 Interest shall be cancelled without payment.

(3)	RESOLVES to assent to the following:

(a)	the implementation of modifications to the Trust Deed and the Agency Agreement to:

(i)	extend the maturity date of the Notes to 27 September 2028;

(ii)	change the interest rate to 0.5 per cent. per annum;

(iii)	modify the calculation of the amounts payable under the Notes (including, without limitation, principal and interest) whereby all payments will continue to be made in U.S.$, however, the actual amount payable will be determined by the Issuer (acting in good faith) on the basis of the following formula:

AP = AD * (58.0 / FxR), where:

“AP” means the amount payable by the Issuer in U.S.$ rounded upwards to the nearest cent.;

“AD” means the amount due to be paid by the Issuer in U.S.$ on the relevant payment date in accordance with the Conditions; and

“FxR” means the exchange rate of U.S.$1 to Rouble in effect on the fourth Business Day prior to the date on which the relevant payment in respect of the Notes becomes due, as set by the Central Bank of Russia and published on its website (https://www.cbr.ru/) or otherwise made available through the official exchange rate disclosure facilities used by the Central Bank of Russia from time to time;

(iv)	remove Conditions 4.17 (Maintenance of a Debt Service Account) and 6.5 (Redemption at the Option of the Noteholders upon a Change of Control), including the definition of “Permitted Holders”;

(v)	relax certain covenants, including Condition 4.1 (Restricted Payments), Condition 4.2 (Incurrence of Indebtedness and Issuance of Preferred Stock), Condition 4.3 (Liens) and Condition 4.7 (Limitation on Asset Sales); and

(vi)	introduce consequential changes to the Agency Agreement,

as more particularly described in Schedule 3 to the consent solicitation memorandum dated 10 December 2020 issued by the Issuer (the “Consent Solicitation Memorandum”) and set out in the forms of the Supplemental Trust Deed and Supplemental Agency Agreement scheduled as Schedule 4 and Schedule 5 to the Consent Solicitation Memorandum;

(b)	the entry into and execution of an escrow termination agreement by and between the Issuer, the Trustee and The Bank of New York Mellon, London Branch (as escrow agent) to terminate a debt service account to service interest payments under the Notes, as more particularly described and set out in the form of escrow termination agreement scheduled to the Consent Solicitation Memorandum as Schedule 6 (the “Escrow Termination Agreement”);

(4)	RESOLVES to authorise, direct, request and empower the Trustee to concur in and enter into (i) the Supplemental Trust Deed and the Supplemental Agency Agreement which shall incorporate the changes to the Trust Deed and the Agency Agreement referred to in paragraph (3)(a) above (in the forms set out in Schedule 4 and Schedule 5 to the Consent Solicitation Memorandum and produced to the Meeting with such modifications (if any) thereto as the Trustee shall request or approve) in order to effect the waivers and modifications set out in paragraphs (1) – (3)(a) above, and (ii) the Escrow Termination Agreement (with such modifications (if any) thereto as the Trustee shall request or approve) in order to give effect to the modification set out in paragraph (3)(b) above and to concur in and to execute and do, all such other deeds, amendment agreements, instruments, acts and things and to take steps as may be necessary or desirable in the Trustee’s sole discretion to carry out and give effect to the proposals and this Extraordinary Resolution;

(5)	RESOLVES to sanction and assent to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer, the Parent Guarantor or against any of its property whether such rights shall arise under the Trust Deed or otherwise in or resulting from the waivers, modifications and agreements referred to in paragraphs (1) – (3) above and this Extraordinary Resolution and its implementation;

(6)	RESOLVES to discharge, indemnify and exonerate the Trustee from any and all liability for which it may have become or may become liable under the Trust Deed or the Notes in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, such waivers and modifications and/or their implementation;

(7)	RESOLVES to irrevocably waive any claim that it may have against the Trustee arising as a result of any loss or damage which they may suffer or incur as a result of the Trustee acting upon this Extraordinary Resolution (including but not limited to circumstances where it is subsequently found that this Extraordinary Resolution is not valid or binding on the Noteholders) and to further confirm that it will not seek to hold the Trustee liable for any such loss or damage;

(8)	DECLARES that the Trustee be and is hereby authorised and instructed not to obtain any legal opinions in relation to, or to enquire into, the power and capacity of any person to enter into the Supplemental Trust Deed, the Supplemental Agency Agreement or the Escrow Termination Agreement, or the due execution and delivery thereof by any party thereto or the validity or enforceability thereof and that it shall not be liable to any Noteholder for any consequences resulting from following this instruction;

(9)	DECLARES that the effectiveness and implementation of this Extraordinary Resolution is conditional upon the Holders of at least the majority in principal amount of the Notes having voted in favour of this Extraordinary Resolution in accordance with the Trust Deed; and

(10)	DECLARES that unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed and the Consent Solicitation Memorandum.

Documents Available for Collection

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) until 15 minutes prior to the Meeting, obtain (free of charge) copies of the documents set out below in electronic form upon request to the Information and Tabulation Agent’s e-mail address indicated at the back of the Consent Solicitation Memorandum.

Documents available:

●	the trust deed constituting the Notes dated 27 September 2016 among the Issuer, the Parent Guarantor and the Trustee;

●	the supplemental trust deed dated 18 March 2019 among the Issuer, the Parent Guarantor and the Trustee;

●	the agency agreement dated 27 September 2016 among the Issuer, the Parent Guarantor, the Trustee and the paying agents named therein;

●	a draft (subject to modification) of the Supplemental Trust Deed relating to the Notes and referred to in the Extraordinary Resolution set out above;

●	a draft (subject to modification) of the Supplemental Agency Agreement relating to the Notes and referred to in the Extraordinary Resolution set out above;

●	a draft (subject to modification) of the Escrow Termination Agreement referred to in the Extraordinary Resolution set out above; and

●	the Consent Solicitation Memorandum.

General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in “Voting and Quorum” below. Having regard to such requirements, Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

The Issuer will bear certain legal, accounting and other professional fees and expenses associated with the Extraordinary Resolution.

In accordance with normal practice, the Trustee does not express any views or opinions on the merits of the Extraordinary Resolution. The Trustee has authorised it to be stated that it has no objections to the Extraordinary Resolution being submitted to Noteholders for their consideration. The Trustee has not been involved in negotiating or formulating the terms of the Extraordinary Resolution. The Trustee does not make any representation that all relevant information has been disclosed to the Noteholders in, or pursuant to, this Notice of Meeting, nor does the Trustee accept any responsibility for the accuracy, completeness, validity or correctness of the statements made in this Notice of Meeting or any other document prepared in connection with this Notice of Meeting or any omissions therefrom. The Noteholders should seek their own independent financial, legal and tax advice on the merits and on the consequences of voting in respect of the Extraordinary Resolution.

Consent Fee

As described in the Consent Solicitation Memorandum, if Consent Instructions (as defined in the Consent Solicitation Memorandum) or Forms of Sub-Proxy (as defined in the Consent Solicitation Memorandum) in favour of this Extraordinary Resolution are received on or prior to the Early Consent Deadline (as defined in the Consent Solicitation Memorandum), and are not withdrawn or revoked, subject to the Extraordinary Resolution being duly passed and it becoming effective in accordance with its terms, the Issuer will pay to each such Noteholder who has delivered (and not withdrawn or revoked as aforesaid) such Consent Instruction or Form of Sub-Proxy the Early Consent Fee as separately described, and in the amount set out, in the Consent Solicitation Memorandum.

With respect to Notes held through Euroclear or Clearstream: a Beneficial Owner (as defined below) who is not a Direct Participant in Euroclear (as defined below) or Clearstream (as defined below), should arrange for the relevant Direct Participant (as defined below) through which it holds its Notes to deliver a Consent Instruction on its behalf to, and through, and in accordance with and within the time limits specified by, Euroclear or Clearstream (as applicable) for receipt by the Information and Tabulation Agent on or prior to the Early Consent Deadline and in any event no later than the Expiration Time.

With respect to Notes held through DTC: a Noteholder who is not a Direct Participant in DTC (as defined below) who wishes to vote in favour of the Extraordinary Resolution should arrange for the relevant Direct Participant in DTC through which it holds its Notes to submit a duly completed Form of Sub-Proxy to the Information and Tabulation Agent on or prior to the Early Consent Deadline and in any event no later than the Expiration Time.

The Early Consent Fee will only be payable if the Proposals set out in this Consent Solicitation Memorandum and the Extraordinary Resolution are passed and the Extraordinary Resolution becomes effective in accordance with its terms.

Noteholders who deliver voting instructions other than by way of a Consent Instruction or Form of Sub-Proxy will not be eligible to receive any Consent Fee. The Early Consent Fee may be amended as set out in the Consent Solicitation Memorandum. The Early Consent Fee does not form part of the terms of the Extraordinary Resolution or this Notice of Meeting.

Noteholders who wish to receive the Consent Solicitation Memorandum should contact the Information and Tabulation Agent to determine if they are eligible to receive any Consent Fee or submit a Consent Instruction or Form of Sub-Proxy.

Voting

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 3 to the Trust Deed, copies of which are available for inspection as referred to above.

The Notes are currently represented by (i) a Regulation S global note (the “Regulation S Global Note”) held by and registered in the name of The Bank of New York Depository (Nominees) Limited (the “Regulation S Registered Holder”) as the nominee of The Bank of New York Mellon, London Branch as common depository for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) and (ii) a Rule 144A global note (the “Rule 144A Global Note” and together with the Regulation S Global Note, the “Global Notes”) registered in the name of Cede & Co. as a nominee of The Depository Trust Company (“DTC” and together with Euroclear and Clearstream, the “Clearing Systems”, and each a “Clearing System”). Each person who is the owner of a particular principal amount of the Notes, as shown in the records of Euroclear, Clearstream or DTC (a “Beneficial Owner”) or their respective accountholders (“Direct Participants”), should note that such person will not be a Noteholder for the purposes of this Notice of Meeting and will only be entitled to attend and vote at the Meeting or to appoint a proxy or sub-proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholders for the purposes of this Notice of Meeting will be the registered holders of the Global Notes, being the Regulation S Registered Holder, as a common depositary or nominee for Euroclear and Clearstream (in respect of the Regulation S Global Note), and Cede & Co., as a nominee of DTC (in respect of the Rule 144A Global Note). Accordingly, Beneficial Owners should convey their voting instructions, directly or through the Direct Participant through whom they hold their interest in the Notes, to Euroclear or Clearstream or DTC, as the case may be, in accordance with their respective procedures or arrange by the same means to be appointed a proxy or sub-proxy.

A Noteholder, Beneficial Owner or Direct Participant (directly or on behalf of Noteholders or Beneficial Owners) who has submitted a Consent Instruction or Form of Sub-Proxy in accordance with the procedures set out in the Consent Solicitation Memorandum dated 10 December 2020 need take no further action in relation to voting at the Meeting in respect of the Extraordinary Resolution. By submitting or delivering a duly completed Consent Instruction or Form of Sub-Proxy, the relevant Noteholder irrevocably instructs the Regulation S Registered Holder or the Direct Participant of DTC, as the case may be, to appoint the Information and Tabulation Agent or its nominee (nominated by it) as proxy to vote in relation to the Extraordinary Resolution and, in the case of a Form of Sub-Proxy, vote in favour of the Extraordinary Resolution and in respect of the Notes which are the subject of such instruction.

(1)       Euroclear/Clearstream Procedures

The following paragraphs apply only to Noteholders or Beneficial Owners who have not submitted or delivered or arranged for the submission or delivery of Consent Instructions in accordance with the terms of the Solicitation Memorandum.

(a)	A Noteholder may by an instrument in writing (a “form of proxy”) in the form available from the specified office of the Principal Paying Agent specified below in English signed by the Noteholder or, in the case of a corporation, executed under its common seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the Meeting or any adjourned Meeting appoint any person (a “proxy”) to act on his or its behalf in connection with the Meeting (or any adjourned Meeting).

(b)	A proxy so appointed pursuant to the preceding above shall so long as such appointment remains in force be deemed, for all purposes in connection with the Meeting to be the Noteholder to which such appointment related and the Noteholder shall be deemed for such purposes not to be the Noteholder.

(c)	Beneficial Owners and Direct Participants who hold their interest in Notes through a Clearing System and who wish to attend and vote at the Meeting (or any adjourned Meeting) should contact the relevant Clearing System to make arrangements to be appointed as a proxy (by the Noteholder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (as set out above) (or any adjourned such meeting). The proxy to be so appointed may be selected by the Direct Participant or the Beneficial Owner (and could be the Beneficial Owner if an individual). Beneficial Owners or Direct Participants who hold their interest in Notes through a Clearing System and who do not wish to attend and vote at the Meeting (or any adjourned Meeting) should contact the relevant Clearing System to make arrangements for the Noteholder to appoint the Information and Tabulation Agent or any two of its employees (as it shall determine) as proxy to cast the votes either for or against the Extraordinary Resolution relating to the Notes in which he has an interest at the Meeting.

(d)	Beneficial Owners must have made arrangements for the appointment of proxies with the relevant Clearing System by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Direct Participant’s account and to hold the same to the order of or under the control of the Registrar or the Principal Paying Agent (save that during the period of 48 hours before the time fixed for the Meeting such instructions may not be amended or revoked).

(e)	A Direct Participant whose Notes have been so blocked will thus be able to procure that a voting instruction is given in accordance with the procedures of Euroclear or Clearstream, Luxembourg to the Regulation S Registered Holder.

(f)	Any Note(s) so held and blocked for either of these purposes will be released to the Direct Participant by the relevant Clearing System on the conclusion of the Meeting (or, if later, any adjourned such Meeting); provided, however that if the Noteholder has caused a proxy to be appointed in respect of such Note(s) prior to such time, such Note(s) will not be released to the relevant Direct Participant unless and until the Noteholder has notified the Issuer (and the Principal Paying Agent) of the necessary revocation of or amendment to such proxy by Expiration Time.

(2)       DTC Procedures

(a)	For the purposes of Notes held through DTC, each DTC Direct Participant holding a principal amount of the Notes, as reflected in the records of DTC, as at the Record Date will be considered to be a Noteholder upon DTC granting an Omnibus Proxy (as defined below) authorising such DTC Direct Participants to vote at the relevant Meeting (by delivery of a duly completed Form of Sub-Proxy to the Information and Tabulation Agent).

(b)	The Record Date has been fixed as the date for the determination of the Noteholders entitled to vote at the relevant Meeting and shall be 28 December 2020 (the “Record Date”). In accordance with its usual procedures, DTC is expected to deliver an omnibus proxy appointing the DTC Direct Participants as its proxies on the Record Date in respect of the principal amount of the Notes shown on its records as being held by them as of the Record Date (the “Omnibus Proxy”).

(c)	A DTC Direct Participant, duly authorised by an Omnibus Proxy from DTC, may, by submitting a duly completed Form of Sub-Proxy to the Information and Tabulation Agent, in the manner specified herein, before the Expiration Time (and, in order to be eligible to receive the Early Consent Fee, on or prior to the Early Consent Deadline), appoint the Information and Tabulation Agent (or one or more of its employees nominated by it) as its sub-proxy to act on his or its behalf in connection with the relevant Meeting and any relevant Adjourned Meeting.

(d)	The Information and Tabulation Agent (or one or more of its employees nominated by it) so appointed as a sub-proxy pursuant to the Form of Sub-Proxy shall so long as such appointment remains in force, be deemed, for all purposes in connection with the relevant Meeting (or any relevant Adjourned Meeting), to be the holder of the Notes to which such appointment relates and the relevant Noteholder shall be deemed for such purposes not to be the holder.

(e)	Only DTC Direct Participants may submit Forms of Sub-Proxy. Beneficial Owners who are not Direct Participants in DTC must contact their broker, dealer, commercial bank, custodian, trust company or accountholder, or other intermediary or nominee to arrange for the Direct Participant in DTC through which they hold Notes to submit a Form of Sub-Proxy on their behalf to be received by the Information and Tabulation Agent on or prior to the Expiration Time (and, in order to be eligible to receive the Early Consent Fee, to be so received on or on or prior to the Early Consent Deadline). The Beneficial Owners of Notes that are held in the name of a broker, dealer, commercial bank, custodian, trust company or accountholder, or other intermediary or nominee should contact such entity sufficiently in advance of the Early Consent Deadline or Expiration Time, as applicable, if they wish to vote on the Extraordinary Resolution, to check whether such intermediary will apply different deadlines for participation to those set out below and, if so, should follow those deadlines.

(f)	A DTC Direct Participant or Beneficial Owner wishing to participate in the Consent Solicitation must submit, or arrange to have submitted on its behalf, at or before the Expiration Time (and, in order to be eligible to receive the Early Consent Fee, on or prior to the Early Consent Deadline) a duly completed Form of Sub-Proxy to the Information and Tabulation Agent in the manner specified herein.

(g)	Each Beneficial Owner or Direct Participant of DTC acknowledges and agrees that submitting a Form of Sub-Proxy constitutes its written consent to vote on the Extraordinary Resolution, and shall form part of the form of sub-proxy, appointing the Information and Tabulation Agent or any employees nominated by it as sub-proxy to attend, and to cast the votes corresponding to the Notes which are the subject of the Form of Sub-Proxy in accordance therewith at, the relevant Meeting.

(h)	The delivery of Forms of Sub-Proxy by a DTC Direct Participant will be deemed to have occurred upon receipt by the Information and Tabulation Agent of a valid Form of Sub-Proxy (which is medallion guaranteed).

(i)	DTC Direct Participants who have submitted Form of Sub-Proxy in respect of Notes should not transfer their holdings of such Notes prior to the Record Date. However, in the event that the principal amount of Notes in respect of which a Form of Sub-Proxy was issued by a single DTC Direct Participant exceeds the aggregate holding of such DTC Direct Participant on the Record Date as evidenced by the Omnibus Proxy, any votes in excess of the aggregate holding of such DTC Direct Participant will not be taken into account, provided that the time of receipt of the Form of Sub-Proxy the Information and Tabulation Agent shall determine the priority of votes that will be taken into account for the purposes of the Meeting (with Forms of Sub-Proxy received first taking precedence).

(j)	DTC Direct Participants or Beneficial Owners who have not submitted or delivered or arranged for the submission or delivery of a Form of Sub-Proxy as provided above but who wish to attend and vote at the relevant Meeting or appoint someone else to do so should issue, or (if a Beneficial Owner) request that the relevant Direct Participant of DTC issue, a Form of Sub-Proxy naming either it or such other person in accordance with the voting and quorum procedures set out herein. Such Noteholders, DTC Direct Participants or Beneficial Owners will not be eligible to receive any Consent Fee.

(k)	Form of Sub-Proxy must be medallion guaranteed and delivered to the Tabulation Agent as is set out in the paragraph entitled “DTC Execution Requirements”.

DTC Execution Requirements

(a)	In order for a Form of Sub-Proxy to be effective, it must be properly executed and received by the Information and Tabulation Agent on or prior to the Expiration Time, (and, in order to be eligible to receive the Early Consent Fee, to be so executed and received on or prior to the Early Consent Deadline).

(b)	Each DTC Direct Participant wishing to submit a Form of Sub-Proxy must complete, sign and date the Form of Sub-Proxy in accordance with the instructions set forth herein and therein, have the signature thereon medallion guaranteed and send a PDF version of the Form of Sub-Proxy by email to O1properties@lucid-is.com. A signature guarantee must be recognised by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

The Early Consent Deadline is 4:00 p.m. (London time), 29 December 2020 and the Expiration Time is 4:00 p.m. (London time), 4 January 2021 (being 48 hours before the time fixed for the Original Meeting).

The Consent Solicitation will expire at 4.00 p.m. London time on 4 January 2021, unless extended or earlier terminated by the Issuer in its sole discretion. Subject to applicable law and the terms of Schedule 3 of the Trust Deed, Forms of Sub-Proxy may be withdrawn by a Noteholder acting on its own account or on behalf of a Beneficial Owner on or prior to the Early Consent Deadline or the Expiration Time (as the case may be).

The procedures for delivering consents described above are referred to herein collectively as the “DTC Consent Procedures”. The delivery of a Form of Sub-Proxy pursuant to the Consent Solicitation in accordance with the DTC Consent Procedures will constitute (a) an agreement between the Noteholder and the Issuer in accordance with the terms and subject to the conditions of the Consent Solicitation and (b) the consent of the Noteholder to the terms of the Consent Solicitation.

Quorum and Adjournment

The Extraordinary Resolution may only be considered at the Meeting if the Meeting is quorate. The Meeting will be quorate if two or more persons being entitled to vote (whether as a Noteholder or as proxy or representative) are present at the Meeting who hold or represent the requisite principal amount of outstanding Notes for the quorum requirement (“Original Meeting”). If the Meeting is not quorate, it will be adjourned to a later time and date (“Adjourned Meeting”).

If within 15 minutes after the time appointed for the Meeting, a quorum is not present, the Meeting shall be adjourned for such period, not being less than 14 days and not more than 42 days, as may be appointed by the Chairman of the Meeting either at or after the Meeting.

The quorum requirement for the Original Meeting is two or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate two-thirds in principal amount of the Notes for the time being outstanding.

The quorum requirement for the Adjourned Meeting is two or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. of the principal amount of the Notes for the time being outstanding.

Voting

Each question submitted to the Meeting shall be decided by a poll.

A poll shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The results of the poll shall be deemed to be the resolution of the Meeting as at the date it was taken. A demand for a poll shall not prevent the Meeting continuing for the transaction of business other than the question on which it has been demanded.

A poll demanded on the election of the chairman or on a question of adjournment shall be taken at once.

At the Meeting, every person who is so present shall have one vote in respect of U.S.$1,000 in principal amount of each Note so held or owned or in respect of which he is a proxy, sub-proxy or representative.

The holder of the Regulation S Global Note will be treated as being two persons for the purposes of any quorum requirements of, or the right to demand a poll at, the Meeting, and in the Meeting as having one vote in respect of each Note for which the Regulation S Global Note is exchangeable.

The holder of the Rule 144A Global Note will be treated as being two persons for the purposes of any quorum requirements of, or the right to demand a poll at, the Meeting and in the Meeting as having one vote in respect of each Note for which the Rule 144A Global Note is exchangeable.

Any vote given in accordance with the terms of a form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received by the Principal Paying Agent at its registered office or by the chairman of the Meeting, in each case at least 48 hours before the commencement of the Meeting.

In case of equality of votes the chairman of the Meeting shall have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder, proxy or representative.

Extraordinary Resolution

For the Extraordinary Resolution to be duly passed, it must be passed at a quorate meeting of the Noteholders duly convened and held in accordance with the provisions of Schedule 3 of the Trust Deed by the affirmative vote of holders of outstanding Notes present in person or represented by proxy or representative owning in the aggregate not less than two-thirds in principal amount of the outstanding Notes owned by the Noteholders who are so present or represented at the Meeting. The effectiveness of the Extraordinary Resolution is conditional upon the Holders of at least the majority in principal amount of the Notes having voted in favour of the Extraordinary Resolution in accordance with Schedule 3 of the Trust Deed.

If passed and effective, the Extraordinary Resolution will be binding upon all Noteholders, whether or not they were present or represented at the Meeting and whether or not they voted at the Meeting.

Notice of Results

This notice, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law.

Noteholders who wish to obtain further information should contact the Information and Tabulation Agent:

Lucid Issuer Services Limited

Tankerton Works
12 Argyle Walk
London WC1H 8HA
United Kingdom

Attention: Arlind Bytyqi

Telephone: +44 (0) 20 7704 0880

Email: O1properties@lucid-is.com

The Principal Paying Agent with respect to the Notes is as follows:

The Bank of New York Mellon, London Branch

One Canada Square

London El4 5AL

United Kingdom

Fax: +44 1202 689660

Attention: Corporate Trust Administration

The Registrar with respect to the Notes is as follows:

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building — Polaris,

2-4 rue Eugene Ruppert,

L-2453, Luxembourg

Email: Luxmb_SPS@bnymellon.com

Fax: +(352)24524204

This notice is given by:

O1 Properties Finance Plc

10 December 2020

Schedule 2.

FORM OF SUB-PROXY

O1 Properties Finance Plc

(a company incorporated with limited liability under the laws of Cyprus)

(the “Issuer”)

FORM OF SUB-PROXY

for use in connection with the meeting of the holders of the U.S.$350,000,000 8.25 per cent. Notes due 2021 issued the Issuer and unconditionally and irrevocably guaranteed by O1 Properties Limited (the “Notes)

convened for 4:00 p.m. (London time), 6 January 2021 to be held via teleconference (using a video enabled platform) (the “Meeting”)

(To be completed by a DTC Direct Participant only)

This Form of Sub-Proxy should be completed and signed by a duly appointed attorney or a duly authorised officer of the direct participant of DTC (the “DTC Direct Participant”) who was the holder of Notes in the principal amount specified herein as 28 December 2020 (the “Record Date”) and who is named in the omnibus proxy (the “Omnibus Proxy”) that was issued by DTC on the Record Date and lodged with Lucid Issuer Services Limited (the “Information and Tabulation Agent”), acting in its capacity as a tabulation agent in respect of the meeting, by sending a PDF version of this Form of Sub-Proxy by email to O1properties@lucid-is.com.

We, hereby certify to you that:

(1)	On the date if this Form of Sub-Proxy and also on the Record Date, we were a holder of the Notes with an aggregate principal amount of US$_________________ and that we were appointed by DTC on the Record Date under the Omnibus Proxy to act as a proxy in respect of such principal amount of the Notes in respect of the Meeting.

(2)	Appointment of Information and Tabulation Agent

(A)	We hereby appoint the Information and Tabulation Agent as our sub-proxy in respect of the Notes with an aggregate principal amount of US$_________________ representing _________________ votes (one vote in respect of each US$1,000 in principal amount of the Notes) and authorise and instruct the Information and Tabulation Agent to cast the votes attributable to such Notes IN FAVOUR of the Extraordinary Resolution.

(B)	We hereby appoint the Information and Tabulation Agent as our sub-proxy in respect of the Notes with an aggregate principal amount of US$_________________ representing _________________ votes (one vote in respect of each US$1,000 in principal amount of the Notes) and authorise and instruct the Information and Tabulation Agent to cast the votes attributable to such Notes AGAINST the Extraordinary Resolution.

(C)	We hereby authorise the Information and Tabulation Agent to appoint any of its employees to exercise the rights granted to the Information and Tabulation Agent hereunder and to cast the votes at the Meeting as set out above.

(3)	Appointment of Other Sub-Proxy

We hereby appoint the following person as our sub-proxy:

____________Name of representative of the sub-proxy:

____________Passport number/driving licence number of representative of the sub-proxy:

____________in respect of the Notes with an aggregate principal amount of US$_________________ representing _________________votes and authorise and instruct the sub-proxy to cast the votes in respect of such Notes at the Meeting as follows:

IN FAVOUR OF THE EXTRAORDINARY RESOLUTION
.

AGAINST THE EXTRAORDINARY RESOLUTION
.

No other person has been appointed as a sub-proxy in respect of the above Notes and no voting instructions have been given in relation to such Notes.

Capitalised terms used but not defined in this sub-proxy shall have the meanings given to them in the Notice of Meeting in respect of the Notes dated 10 December 2020.

Signed by a duly authorised officer on behalf of the DTC Direct Participant

Name of DTC Direct Participant:

Date:

MEDALLION SIGNATURE GUARANTEE2

Authorised Signature: [•]

Name: [•]

(please print)

Name of Firm: [•]

Address: [•]

Telephone Number with Area Code: [•]

Date: [•]

Place Seal Here

[2]	Note: Signatures on this Sub-Proxy need not be guaranteed by an Eligible Institution if the DTC Direct Participant has not completed Paragraphs 2 and 3 of this form of Sub-Proxy. A recognised participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program is each an “Eligible Institution”.

Wire Transfer Instructions of DTC Direct Participant

(Please print)

Bank Name: [•]

Bank Location: [•]

ABA Number: [•]

Account Name: [•]

Checking Account Number: [•]

Ref: O1 Properties Consent Fee

Schedule 3.

MODIFICATIONS TO CONDITIONS2

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[2]	Text has been blacklined to show the location of changes to the Conditions. Blacklines are for informational purposes only and will not appear in the Trust Deed, as amended. Please refer to Schedule 4 hereof for the form of the Supplemental Trust Deed implementing the changes described herein.

Schedule 4.

SUPPLEMENTAL TRUST DEED

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Schedule 5.

SUPPLEMENTAL AGENCY AGREEMENT

[Starts on the next page]

Schedule 6.

ESCROW TERMINATION AGREEMENT

[Starts on the next page]

ISSUER	PARENT GUARANTOR
O1 Properties Finance Plc 18 Spyrou Kyprianou 2nd Floor 1075 Nicosia Cyprus Email: info@o1advisory.com.cy	O1 Properties Limited 18 Spyrou Kyprianou 2nd Floor Nicosia 1075 Cyprus Email: info@o1advisory.com.cy
SOLICITATION AGENT
J.P. Morgan Securities plc 25 Bank Street Canary Wharf London E14 5JP United Kingdom Telephone: +44 20 7134 2468 Email: em_europe_lm@jpmorgan.com
PRINCIPAL PAYING AGENT	TRUSTEE
The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom	BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom

THE INFORMATION AND TABULATION AGENT
Lucid Issuer Services Limited Tankerton Works 12 Argyle Walk London WC1H 8HA United Kingdom Attention: Arlind Bytyqi Telephone: +44 (0) 20 7704 0880 Email: O1properties@lucid-is.com